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Exhibit 4.1

MOBILE TELESYSTEMS FINANCE S.A.,
as Issuer
and
MOBILE TELESYSTEMS OJSC,
as Guarantor
8.375% NOTES DUE 2010

INDENTURE
Dated as of October 14, 2003

JPMORGAN CHASE BANK,

as Trustee

EXHIBIT A	FORM OF GLOBAL NOTE
EXHIBIT B	RULE 144A GLOBAL NOTE TRANSFER CERTIFICATE
EXHIBIT C	REGULATION S GLOBAL NOTE TRANSFER CERTIFICATE
EXHIBIT D	FORM OF NOTICE OF REDEMPTION AT THE OPTION OF THE HOLDER

v

CROSS-REFERENCE TABLE(1)

        Reconciliation and tie between Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and the Indenture, dated as of January 30, 2003.

Trust Indenture Act Section		Indenture Section
§310	(a)(l)	7.10
	(a)(2)	7.10
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	7.10
	(b)	7.10
§311		7.11
§312	(a)	7.06(a), 7.06(b)
	(b)	7.06(c)
	(c)	7.06(d)
§313	(a)	7.06(e)
	(b)	7.06(f)
	(c)	7.06(a), 7.06(f), 11.02
	(d)	7.06(g)
§314	(a)(l)	4.09(a)
	(a)(2), (a)(3)	4.09(b)
	(a)(4)	4.10
	(b)	Not Applicable
	(c)(1)	11.03
	(c)(2)	11.03
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	11.04
§315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.10
§316	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	Not Applicable
	(a)(2)(last sentence)	12.01
	(b)	6.07
	(c)	1.05(e)
§317	(a)(l)	6.11
	(a)(2)	6.08
	(b)	4.03
§318	(a)	9.04

(1)
This Cross-Reference Table does not constitute part of the Indenture and shall not affect the interpretation of any of its terms or provisions.

        INDENTURE, dated as of October 34, 2003, among Mobile TeleSystems Finance S.A., a société anonyme organized in Luxembourg (the "Issuer"), Open Joint Stock Company "Mobile TeleSystems", a company organized under the laws of the Russian Federation, as guarantor ("MTS" or the "Guarantor"), and JPMorgan Chase Bank, a New York banking corporation, as trustee hereunder (the "Trustee").

RECITALS

        The Issuer has duly authorized the creation and issue of its 8.375% Notes Due 2010 (the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor, the Issuer has duly authorized the execution and delivery of this Indenture. The Guarantor has duly authorized a guarantee of the Notes and of the Issuer's obligations hereunder, and to provide therefor, the Guarantor has duly authorized the execution and delivery of this Indenture.

        All things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the valid obligations of the Issuer, the guarantee the valid obligation of the Guarantor and this Indenture a valid instrument of the Issuer and of the Guarantor, in accordance with their respective terms, have been done, except as set forth in Section 4.07.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises and the purchase of the Notes by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

        SECTION 1.01.    Definitions.    For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a)   the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

          (b)   all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. GAAP.

        "Acquired Debt" means any Debt of an entity existing at the time such entity is merged into the Guarantor or a Subsidiary of the Guarantor or becomes one of the Guarantor's Subsidiaries, and any Debt secured by a Lien on an asset acquired by the Guarantor or one of the Guarantor's Subsidiaries.

        "Act" when used with respect to any Holder, has the meaning set forth in Section 1.05 hereof.

        "Additional Amounts" has the meaning set forth in Section 4.11 hereof.

        "Additional Notes" means, subject to the Issuer's compliance with Section 2.15, 8.375% Notes Due 2010 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.01, 2.05, 2.06 or 2.08 of this Indenture).

        "Affiliate" of any specified Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or executive officer of (a) such specified Person or (b) any Person described in the preceding clause (i). For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of any class, or any series of any class, of equity securities of a Person, whether or not voting, shall be deemed to be control.

        "Agent Member" has the meaning set forth in Section 2.04(a) hereof.

        "Attributable Debt" means, in respect of a Sale and Lease-Back Transaction, at the time of determination, the lesser of (x) the Fair Market Value of the property subject to such arrangement and (y) the present value (discounted at the weighted average annual interest rate on all notes then issued and outstanding under the indenture, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes and similar charges.

        "Authorized Agent" shall have the meaning set forth in Section 11.14(a) hereof.

        "Bankruptcy Law" means any law of any jurisdiction for the relief of debtors as now or hereafter constituted, including, without limitation, any such law in the Russian Federation and Luxembourg and, with respect to the United States, Title 11 of the United States Code and any similar federal or state law.

        "beneficial owner" shall have the meaning given to such term by Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act), such "person" or "group" shall be deemed to have beneficial ownership of all securities that they have the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition, and "beneficially owns" and "beneficial ownership" shall have correlative meanings.

        "Board" means the board of directors of the Issuer.

        "Board Resolution" means a duly adopted resolution of the Board pursuant to the articles of association or other constituent documents of the Issuer.

        "business day" has the meaning set forth in Section 11.06 hereof.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity.

        "CBR Permission" has the meaning set forth in Section 4.07 hereof.

        "Certificated Notes" means Notes in certificated form.

        "Clearstream" means Clearstream Banking, société anonyme, and its successors.

        "Change in Control" means (i) any Person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of common stock of the Guarantor entitling that person to exercise 50% or more of the total voting power of all shares of the Guarantor's common stock; provided, however, that (a) any acquisition by Sistema, T-Mobile and/or any of their respective Subsidiaries that results in the 50% threshold being exceeded will not be deemed to be a Change in Control or (b) any acquisition by the Guarantor, any Subsidiary of the Guarantor or any employee benefit plan of the Guarantor will not be deemed to be a Change in Control; (ii) the Guarantor consolidates with or merges with or into any other person, another person merges into the Guarantor, or the Guarantor conveys, transfers, sells, leases or otherwise disposes of all or substantially all of its assets to another Person; provided, however, that the transaction will not be deemed to be a Change in Control if, immediately after the transaction, Sistema and T-Mobile (together with their Subsidiaries) beneficially own, in the aggregate, more than 50% of the total voting power of all shares of common stock of the Successor; or (iii) the Guarantor no longer beneficially owns more than 50% of the Issuer's share capital.

        "clearing agency" has the meaning set forth in Section 3(a)(23) of the Exchange Act.

        "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Common Depositary" means the common depositary for Euroclear or Clearstream.

        "Consolidated Cash Flows" for any period means the Guarantor's consolidated net income for such period, excluding any cumulative effect of a change in accounting principles since the beginning of the relevant period, plus the following items (i)-(iv), in each case to the extent such items were deducted when calculating the Guarantor's consolidated net income for such period: (i) any non-recurring loss, including any loss realized in connection with any asset sale or disposition of securities; (ii) provision for income taxes; (iii) interest expense; and (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses, including currency exchange and translation losses (excluding bad debt expense and any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period); minus the following items (v) and (vi), in each case to the extent such items increased the Guarantor's consolidated net income for such period: (v) any non-recurring gain, including any gain realized in connection with any asset sale or disposition of securities; and (vi) any non-cash items, including currency exchange and translation gains, other than items in the ordinary course of business, all as determined on a consolidated basis in accordance with U.S. GAAP.

        "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date of execution of this Indenture, located at 4 New York Plaza, 15th Floor, New York, New York 10004.

        "Covenant Defeasance" has the meaning set forth in Section 8.03 hereof.

        "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

        "Debt" means, with respect to any Person, without duplication: (i) all obligations of such Person for borrowed money; (ii) all reimbursement obligations of such Person in respect of letters of credit, banker's acceptances or other similar instruments or credit transactions; (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iv) all obligations of such Person to the extent that they defer the purchase price of property or services for more than 180 days, except trade accounts payable arising in the ordinary course of business; (v) all obligations of such Person as lessee under leases that would be capitalized on a balance sheet of the lessee prepared in accordance with U.S. GAAP; (vi) all guarantees and indemnities of such Person in respect of the Debt of any other Person or Persons, without duplication of any Debt otherwise included in this definition; and (vii) all Debt of other Persons secured by a Lien on any property, income and assets of such Person, whether or not such Debt is assumed by such Person; provided that if such Debt is not assumed by such Person, the amount of such Debt shall be the lesser of (a) the Fair Market Value of such property, income or assets at such date of determination and (b) the amount of such Debt of such other Person.

        "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

        "Defaulted Interest" has the meaning set forth in Section 2.10 hereof.

        "Depositary" means The Depository Trust Company, its nominees, and their respective successors.

        "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successors.

        "Event of Default" has the meaning set forth in Section 6.01 hereof.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Fair Market Value" means, with respect to any property or assets, the sale price for such property or asset as could be negotiated in a free market transaction for cash conducted at arm's length between a willing seller and a willing and able buyer, as determined by the board of directors of the Guarantor in cases of property or assets with a Fair Market Value in excess of U.S.$70,000,000, or by the chief financial officer or chief executive officer of the Guarantor in cases of property or assets with a Fair Market Value equal to or less than U.S.$70,000,000.

        "Global Notes" means the Regulation S Global Note and the Rule 144A Global Note.

        "Guarantee" means the obligations of the Guarantor set forth in Article X hereof.

        "Guarantor" means the party named as such in the preamble to this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means such successor.

        "Holder" means the person in whose name a Note is registered in the Security Register.

        "incorporated provision" has the meaning set forth in Section 11.01 hereof.

        "incur," in relation to incurring debt, has the meaning set forth in Section 4.05 hereof.

        "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument, and any such supplemental indenture, respectively.

        "Interest Payment Date" means each semi-annual interest payment date in respect of the Notes on April 14 and October 14 in each year, commencing April 14, 2004.

        "Issue Date" means the date on which the Notes are first authenticated and delivered under this Indenture.

        "Issuer" means the party named as such in the preamble to this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means such successor.

        "Kuban GSM" means CJSC Kuban GSM, a joint-stock company organized under the laws of the Russian Federation that is a subsidiary of the Guarantor.

        "Legal Defeasance" has the meaning set forth in Section 8.02 hereof.

        "Legend" means any restricted securities legend in the form set forth on the face of the Rule 144A Global Note in Exhibit A hereto.

        "Lien" means, any mortgage, lien, pledge, charge, security interest, right of set off or other encumbrance or preferential arrangement, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

        "Luxembourg Paying Agent" means the party named as the Luxembourg Paying Agent in Section 2.03 hereof until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means such successor.

        "Maturity" means, when used with respect to a Note, the date on which the principal of such Note becomes due and payable as provided therein or in this Indenture, whether on the date specified in such Note as the fixed date on which the principal of such Note is due and payable, or by declaration of acceleration, call for redemption or otherwise.

        "Notes" has the meaning set forth in the Recitals hereto and more particularly means any of the Notes authenticated and delivered under this Indenture.

        "Officer's Certificate" means a certificate signed, in the case of the Issuer, by a director of the Issuer and, in the case of the Guarantor, by one or more officers of the Guarantor, at least one of whom shall be the chief executive officer, a director, a chief financial officer, chief legal officer or general director of the Guarantor.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which counsel may be an employee of or counsel to the Issuer, the Guarantor or the Trustee.

        "Order" means a written order signed in the name of the Issuer by any of its managing directors and delivered to the Trustee.

        "Paying Agent" means any Person authorized by the Issuer to make payments of principal or interest with respect to the Notes on behalf of the Issuer including, where the context so requires, the Luxembourg Paying Agent.

        "Permitted Lien" means: (i) any Lien existing on the date of this Indenture, including any Lien created in respect of an obligation arising out of the Credit Agreement No. LME/H-96:0824L between Ericsson Project Finance AB and Rosico CJSC dated December 20, 1996, as amended, which was assumed by the Guarantor as a result of the merger of Rosico into the Guarantor on June 9, 2003; (ii) any Lien on any property or assets of any corporation existing at the time such corporation is merged or consolidated with or into the Guarantor or any Subsidiary of the Guarantor or becomes a Subsidiary of the Guarantor and not created in contemplation of such event, provided that no such Lien shall extend to any other property or assets; (iii) any Lien existing on any property or assets prior to the acquisition thereof by the Guarantor or any Subsidiary of the Guarantor and not created in contemplation of such acquisition, provided that no such Lien shall extend to any other property or assets; (iv) any Lien on any property or assets securing Debt of the Guarantor or any Subsidiary of the Guarantor incurred or assumed for the purpose of financing all or part of the cost of acquiring, repairing or refurbishing, purchasing or constructing such property or assets, provided that (a) no such Lien shall extend to any other property or assets, (b) the aggregate principal amount of all Debt secured by such Liens on such property or assets shall not exceed the lower of (x) the purchase price of such property or assets and (y) the Fair Market Value of such property or assets at the time of acquisition, repair or refurbishing and (c) such Lien attaches to such property or assets concurrently with the repair or refurbishing thereof or within 90 days after the acquisition thereof, as the case may be; (v) any Lien arising by operation of law, including any Liens (a) arising in the ordinary course of business with respect to amounts not yet delinquent or being contested by the Guarantor, the Issuer or a Subsidiary of the Guarantor in good faith in appropriate proceedings or (b) for taxes, assessments, government charges or claims, including without limitation those in favor of Russian governmental fiscal authorities; (vi) any Lien on the property or assets of any Subsidiary of the Guarantor securing intercompany Debt of such Subsidiary owing to the Issuer, the Guarantor or another Subsidiary of the Guarantor; (vii) easements, rights-of-way, restrictions and any other similar charges or encumbrances incurred in the ordinary course of business and not interfering in any material respect with the Guarantor's business or the business of any of the Guarantor's Subsidiaries, including any encumbrance or restriction with respect to an equity interest of any joint venture pursuant to a joint venture agreement; (viii) any extension, renewal or replacement of any Lien described in clauses (i)-(vii) above, provided that (a) such extension, renewal or replacement shall be no more restrictive in any material respect than the original Lien, (b) the amount of Debt secured by such Lien is not increased and (c) if the property, income or assets securing the Debt subject to such Lien are changed in connection with such refinancing, extension or replacement, the Fair Market Value of the property or assets securing such Debt is not increased; and (ix) any Lien, other than those described above, provided, that, immediately after giving effect to such Lien, all of the Guarantor's secured Debt and Attributable Debt in the aggregate do not exceed 10% of the book value of the Guarantor's total assets as determined by reference to the Guarantor's most recent quarterly or annual consolidated balance sheet on a pro forma basis after giving effect to the incurrence of any Debt and any other changes in the Guarantor's Debt since the date of such balance sheet; provided, that no Lien on the property, income or assets of the Issuer shall be a Permitted Lien, other than a Lien described in clause (v) above.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

        "Purchase Agreement" means the purchase agreement relating to the notes dated October 14, 2003, among the Issuer, the Guarantor and the Initial Purchasers named therein.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Record Date" means, for the interest payable on any Interest Payment Date, the date specified in Section 2.10 hereof.

        "Redemption Date" means, when used with respect to any Note to be redeemed hereunder, the date fixed for the redemption of such Note pursuant to the terms of the Notes and this Indenture.

        "Redemption Price" means, when used with respect to any Note to be redeemed hereunder, the price fixed for the redemption of such Note pursuant to the terms of the Notes and this Indenture, plus accrued and unpaid interest thereon, if any, to the Redemption Date.

        "Registrar" has the meaning set forth in Section 2.03 hereof.

        "Regulation S" means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

        "Regulation S Global Note" has the meaning set forth in Section 2.01(c) hereof.

        "Resolution" means a copy of a resolution certified by the secretary, assistant secretary or equivalent officer of the Issuer to have been duly adopted by the Board and to be in full force and effect on the date of such certification, delivered to the Trustee.

        "Rosico" means Rosico CJSC, a joint stock company organized under the laws of the Russian Federation that was a subsidiary of the Guarantor and that merged into the Guarantor on June 9, 2003.

        "Rule 144" means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

        "Rule 144A" means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

        "Rule 144A Global Note" has the meaning set forth in Section 2.0l(c) hereof.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing for a period, including renewals, in excess of 18 months, of any property or asset that has been owned by the Guarantor or any Subsidiary of the Guarantor for more than 180 days and has been or is to be sold or transferred by the Guarantor or such Subsidiary in such transaction.

        "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Security Register" has the meaning set forth in Section 2.03 hereof.

        "Significant Subsidiary" means any Subsidiary of the Guarantor that satisfies the definition set forth in Article 1, Rule 1-02 of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of this Indenture.

        "Sistema" means Sistema JSFC.

        "Special Record Date" means a date fixed by the Trustee pursuant to Section 2.10 for the payment of Defaulted Interest.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

        "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or any combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

        "Successor" means, in the case of a merger, consolidation or combination of a Person, or the sale, assignment, transfer, conveyance or other disposal of all or substantially all of a Person's assets, the corporation formed by or resulting from such consolidation or merger or which shall have received such assets.

        "T-Mobile" means T-Mobile International AG.

        "Taxes" has the meaning set forth in Section 4.11 hereof.

        "Taxing Jurisdiction" has the meaning set forth in Section 4.11 hereof.

        "Telecom XXI" means Telecom XXI, an open joint stock company that is a wholly-owned Subsidiary of the Guarantor.

        "Temporary Notes" has the meaning set forth in Section 2.08 hereof.

        "Trust Indenture Act" means the United States Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture except as required by Section 9.04 hereof; provided that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

        "Trust Officer" means any officer or assistant officer of the Trustee (or a successor trustee) assigned by the Trustee (or a successor trustee) to administer this Indenture.

        "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

        "UMC" means Ukrainian-German -Dutch-Danish Joint Venture "Ukrainian Mobile Communications" in Ukraine.

        "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

        "United States Dollars," "U.S. $" or "$" means the lawful currency of the United States of America.

        "U.S. GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the issuer's option.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than qualifying shares or shares owned by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

        SECTION 1.02.    Incorporation by Reference of Trust Indenture Act.    (a) This Indenture is expressly made subject to the Trust Indenture Act as if this Indenture were subject to the Trust Indenture Act under the provisions of such statute and such provisions are incorporated by reference in this Indenture.

        (b)   Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms incorporated by reference in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Issuer, the Guarantor or any other obligor on the Notes.

          All other Trust Indenture Act terms used or incorporated by reference in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act by reference to another statute or defined by Commission rule have the meanings assigned to them therein.

        SECTION 1.03.    Rules of Construction.    Unless the context otherwise requires:

          (a)   the words "herein," "hereof and "hereunder," and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (b)   "or" is not exclusive;

          (c)   "including" means including without limitation;

          (d)   the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer or the Guarantor dated such date prepared in accordance with U.S. GAAP;

          (e)   when used with respect to the Notes, the term "principal amount" shall mean the principal amount thereof at the Stated Maturity of such principal amount;

          (f)    unless otherwise expressly provided herein, the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock; and

          (g)   unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt.

        SECTION 1.04.    Form of Documents Delivered to Trustee.    In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Issuer or the Guarantor, including any Officer's Certificate, may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion, and any Opinion of Counsel, may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or the Guarantor, as the case may be, stating that the information with respect to such factual matters is in the possession of the Issuer or the Guarantor, as the case may be, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

        SECTION 1.05.    Acts of Holders.    (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer or the Guarantor, as the case may be. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose under this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Issuer and the Guarantor, if made in the manner provided in this Section.

        (b)   The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by an acknowledgment of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

        (c)   The ownership of Notes shall be proved by the Security Register, and the ownership of beneficial interests in the Global Notes shall be proved by the records of the Depositary and Euroclear or Clearstream, as the case may be.

        (d)   Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Trustee, the Issuer or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

        (e)   The Issuer may, but shall not be obligated to, in or pursuant to a Board Resolution, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action required or permitted to be taken pursuant to this Indenture. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 calendar days prior to the first solicitation of Holders generally in connection therewith and not later than the date of such first solicitation. If a record date is fixed, notwithstanding the provisions of Section 9.05 hereof, those Persons who were Holders of Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take any such action or give such consent or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date; provided, however, that unless such consent is obtained from the Holders (or their duly designated proxies) of the requisite principal amount of Notes that are outstanding prior to the date which is the 180th calendar day after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

        SECTION 1.06.    Satisfaction and Discharge.    This Indenture shall cease to be of further effect (except as to the rights of Holders under Sections 2.05, 2.06, 2.08, 4.02 and 4.03 hereof) and the Trustee, on receipt of an Order requesting such action, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture (including the Guarantee contained herein), when (a) either (i) all outstanding Notes have been delivered to the Trustee for cancellation or (ii) all outstanding Notes have become due and payable, either at maturity or as a result of the mailing of a notice of redemption as described in Section 3.01 hereof, and the Issuer, in the case of clause (ii) hereof, has irrevocably deposited or caused to be deposited with the Trustee, as funds held in trust, in cash in U.S. dollars, U.S. Government Obligations or a combination thereof, an amount which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, is sufficient to pay and discharge the entire indebtedness on such Notes, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Redemption Date, as the case may be, together with irrevocable instructions from the Issuer in form and substance reasonably satisfactory to the Trustee directing the Trustee to apply such funds to the payment thereof; (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and (c) the Issuer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for or relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Section 1.06, the obligations of the Issuer to the Trustee under Section 7.07 hereof, and, if money shall have been deposited with the Trustee in trust for the Holders pursuant to this Section 1.06, the obligations of the Trustee under this Section 1.06 and Section 4.03 hereof, and the provisions hereof relating to the conduct of, affecting the liability of, or offering protection or immunity to, the Trustee, shall survive.

        All money deposited with the Trustee pursuant to this Section 1.06 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Persons entitled thereto, of the principal and interest for the payment of which such money has been deposited with the Trustee. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Section 1.06 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes (and the obligations of the Guarantor under the Guarantee) shall be revived and reinstated as though no deposit had occurred pursuant to this Section 1.06 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Section 1.06; provided, that if the Issuer (or the Guarantor) has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer (or the Guarantor) shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE II

THE NOTES

        SECTION 2.01.    Form and Dating.    (a) The Notes and the certificate of authentication of the Trustee thereon shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes will be issued only in fully registered form, without interest coupons attached, in minimum denominations of U.S.$1,000 and integral multiples thereof, and initially will be represented by the Global Notes. Except in the limited circumstances set forth herein, Certificated Notes will not be issued.

        (b)   The Notes may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, (i) as the Issuer may deem appropriate and as are not inconsistent with the provisions of this Indenture, (ii) as may be required to comply with this Indenture, any law, rule or regulation or any rule of any securities exchange on which the Notes may be listed and (iii) as may be necessary to conform to customary usage. Each Note shall be dated the date of its authentication by the Trustee.

        (c)   Notes sold in offshore transactions in reliance on Regulation S, as provided in the Purchase Agreement, will be represented by a single, permanent global Note (the "Regulation S Global Note") in fully registered form without interest coupons, substantially in the form of Exhibit A hereto. The Regulation S Global Note, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, on behalf of the subscribers for the Notes represented thereby, shall be deposited with, and registered in the name of a nominee of a common depositary for Clearstream and Euroclear. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the common depositary as hereinafter provided.

        Notes sold in reliance on Rule 144A, as provided in the Purchase Agreement, will be represented by a single, permanent global Note (the "Rule 144A Global Note") in fully registered form without interest coupons substantially in the form of Exhibit A hereto, with such legends as may be applicable thereto as provided in Exhibit A hereto, which shall be deposited on behalf of the subscribers for the Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of Cede & Co. as nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, or the Depositary or its nominee, as the case may be, as hereinafter provided.

        (d)   Except as provided in Section 2.05(c), owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Certificated Notes.

        SECTION 2.02.    Execution and Authentication.    The Notes shall be issued in a single series. The Notes will not be limited in aggregate principal amount outstanding. The Notes shall be executed on behalf of the Issuer by a director by manual or facsimile signature.

        The Notes shall be authenticated by manual or facsimile signature of an authorized signatory of the Trustee and shall not be valid for any purpose unless so authenticated.

        In case any officer of the Issuer whose signature shall have been placed upon any of the Notes shall cease to be such officer of the Issuer before authentication of such Notes by the Trustee and the issuance and delivery thereof, such Notes may, nevertheless, be authenticated by the Trustee and issued and delivered with the same force and effect as though such Person had not ceased to be such officer of the Issuer.

        Upon receipt by the Trustee of an Officer's Certificate and Opinion of Counsel complying with Section 11.04 hereof with respect to satisfaction of all conditions precedent contained in this Indenture to authentication and delivery of such Notes, the Trustee shall, upon receipt of an Order requesting such action, authenticate Notes for original issuance in an initial aggregate principal amount not to exceed U.S.$400,000,000 except with respect to Additional Notes issued pursuant to Section 2.15 hereof. Such Order shall specify the amount of Notes to be authenticated and the date on which the

Notes are to be authenticated and shall further provide instructions concerning registration, amounts for each Holder and delivery.

        Upon the occurrence of any event specified in Section 2.05(c) hereof, the Issuer shall execute and the Trustee, upon receipt of an Order requesting such action, shall authenticate and deliver to each beneficial owner identified by the Depositary, in exchange for such beneficial owner's interest in a Global Note, Certificated Notes representing Notes theretofore represented by such Global Note.

        A Note shall not be valid or entitled to any benefit under this Indenture or obligatory for any purpose unless executed by the Issuer and authenticated by the manual signature of an authorized officer of the Trustee as provided herein. The signature of an authorized officer of the Trustee shall be conclusive evidence, and the only evidence, that such Note has been authenticated and delivered under this Indenture.

        The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

        The Trustee may at any time terminate the agency of the authenticating agent by giving written notice thereof to such authenticating agent and to the Issuer. Upon such termination, the Trustee may appoint a successor authenticating agent reasonably acceptable to the Issuer and shall mail at the Issuer's expense a written notice of such appointment by first class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. The Issuer agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section.

        SECTION 2.03.    Registrar and Paying Agent.    The Issuer shall maintain, pursuant to Section 4.02 hereof, an office or agency where the Notes may be presented for registration of transfer or for exchange. The Issuer shall cause to be kept at such office a register (the register maintained in such office being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes entitled to be registered or transferred as provided herein. The Trustee, at its Corporate Trust Office, is initially appointed "Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Issuer may, upon written notice to the Trustee, change the designation of the Trustee as Registrar and appoint another Person (other than the Issuer, the Guarantor or any of their Affiliates) to act as Registrar for purposes of this Indenture. If any Person other than the Trustee acts as Registrar, the Trustee shall have the right at any time, upon reasonable notice, to inspect or examine the Security Register and to make such inquiries of the Registrar as the Trustee shall in its discretion deem necessary or desirable in performing its duties hereunder. The Trustee is initially appointed Paying Agent. The Issuer may, upon written notice to the Trustee, change the designation of the Trustee as Paying Agent, appoint another Person (other than the Issuer, the Guarantor or any of their Affiliates) to act as Paying Agent and thereafter change the designation of such Person as Paying Agent, appoint one or more supplemental Paying Agents (other than the Issuer, the Guarantor or any of their Affiliates) (whose appointment may be terminated by the Issuer upon notice to the Trustee), and approve (subject to Section 4.02) any change in the specified office through which any Paying Agent acts. Notice of any termination or appointment of any Paying Agent shall be given to the Holders of the Notes in accordance with Section 11.02 hereof. The Registrar and Paying Agent may resign at any time by giving 30 days prior written notice thereof to the Trustee and the Issuer.

        The Issuer shall enter into an appropriate agency agreement with any Person designated by the Issuer as Registrar or Paying Agent that is not appointed pursuant to this Indenture, which agreement shall incorporate the provisions of the Trust Indenture Act and shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. Prior to the designation of any such Person, the Issuer shall, by written notice (which notice shall include the name and address of such Person), inform the Trustee of such designation. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

        Notwithstanding any other provision hereof, the Issuer shall at all times maintain a Paying Agent and an office or agency where the Notes may be presented for registration of transfer or exchange in the Borough of Manhattan, The City of New York.

        In addition to the foregoing, the Issuer hereby appoints J.P. Morgan Bank Luxembourg S.A., at its office at 5 Rue Plaetis, L-2338, Luxembourg, as Luxembourg Paying Agent. The Issuer may, upon written notice to the Luxembourg Paying Agent and the Trustee, revoke the designation of the Luxembourg Paying Agent, appoint another Person to act as Luxembourg Paying Agent and thereafter change the designation of such Person as Luxembourg Paying Agent, and (subject to Section 4.02) approve any change in the specified office through which the Luxembourg Paying Agent acts. Notice of any termination or appointment of any Luxembourg Paying Agent shall be given to the Holders of the Notes in accordance with Section 11.02 hereof. The Luxembourg Paying Agent may resign at any time by giving 30 days prior written notice thereof to the Trustee and the Issuer. Notwithstanding any other provision hereof, so long as the Notes are listed on the Luxembourg Stock Exchange and such stock exchange so requires, the Issuer shall maintain a Luxembourg Paying Agent for the Notes.

        Subject to compliance with the provisions of Section 2.01 hereof and the transfer restrictions of Section 2.05 hereof, upon surrender for registration of transfer of any Note at an office or agency of the Issuer designated for such purpose, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of like tenor and aggregate principal amount, all as requested by the transferor.

        Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Issuer, the Trustee and the Registrar, by the Holder thereof or such Holder's attorney duly authorized in writing.

        SECTION 2.04.    Global Notes.    (a) So long as a Global Note is registered in the name of the Depositary, the Common Depositary or a nominee or successor thereof, members of, or account holders, or participants in, the Depositary, the Common Depositary, or any successor or nominee thereof shall have no rights under this Indenture with respect to the Global Note held on their behalf by the Depositary, the Common Depositary, a nominee or successor thereof or the Trustee as custodian therefor, and the Depositary, the Common Depositary or their nominee or successor may be treated by the Issuer, the Guarantor, the Trustee or their agents as the sole owner of such Global Note for all purposes (except with respect to the determination of Additional Amounts owing). Notwithstanding the foregoing, nothing herein shall (i) prevent the Issuer, the Guarantor, the Trustee or any agent of the Issuer, the Guarantor or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary, the Common Depositary or (ii) impair, as between the Depositary, the Common Depositary and their members, account holders or participants, the operation of customary practices governing the exercise of the rights of holders of beneficial interests in the Notes. For purposes of this Indenture, an "Agent Member" is a member of, or participant in, the Depositary, the Common Depositary, as the case may be and as the context may require, and includes, in the case of the Depositary, the Common Depositary.

        (b)   The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members of the Depositary and Persons that may hold interests in a Global Note through such Agent Members, to take any action which a Holder of Notes is entitled to take under this Indenture or the Notes.

        (c)   Whenever, as a result of an optional redemption by the Issuer or of an exchange for Certificated Notes pursuant to the provisions of Section 2.05(c) hereof, a Global Note is redeemed, repurchased or exchanged in part, such Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A thereof so that the principal amount of such Global Note will be equal to the portion of such Global Note not redeemed, repurchased or exchanged and shall thereafter return such Global Note to such Holder, provided that each such Global Note shall be in a principal amount of U.S.$1,000 or integral multiples thereof.

        SECTION 2.05.    Transfer and Exchange.    (a) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, the Common Depositary or a nominee or successor thereof, transfers of a Global Note, in whole or in part, shall only be made in accordance with this Section 2.05; provided, however, that beneficial interests in a Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the restricted securities legend on the Note and the customary procedures of the Depositary, the Common Depositary, as applicable, and the Agent Members.

        (b)   The following provisions shall apply:

          (i)    Rule 144A Global Note to Regulation S Global Note.    If a holder of a beneficial interest in the Rule 144A Global Note deposited with the Depositary wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Note, such holder may, subject to the rules and procedures of the Depositary, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Regulation S Global Note. Upon receipt by the Trustee, as Registrar, at its Corporate Trust Office of (1) instructions given in accordance with the Depositary's procedures from the Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred and (2) a certificate in the form of Exhibit B attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes and (A) pursuant to and in accordance with Regulation S or (B) that the Note being exchanged or transferred is not a "restricted security" as defined in Rule 144, the Trustee, as Registrar, shall in accordance with the Depositary's DWAC procedure reduce the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be so exchanged or transferred and the Trustee, as Registrar, shall instruct the Common Depositary for Euroclear or Clearstream, concurrently with such reduction, to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note.

          (ii)    Regulation S Global Note to Rule 144A Global Note.    If a holder of a beneficial interest in the Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the Rule 144A Global Note, or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the Rule 144A Global Note, such holder may, subject to the rules and procedures of Euroclear or Clearstream and the Depositary, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Rule 144A Global Note. Upon receipt by the Trustee, as Registrar, as its Corporate Trust Office of (1) instructions given in accordance with the Depositary's procedures directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, such instructions to contain information regarding the Agent Member's account with the Depositary to be credited with such increase, and (2) a certificate in the form of Exhibit C attached hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in the Regulation S Global Note reasonably believes that the person acquiring such interest in the Rule 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction otherwise meeting the requirements of Rule 144A any applicable securities laws of any state of the United States and any other jurisdiction, the Trustee, as Registrar, shall instruct the Common Depositary for Euroclear or Clearstream to reduce the Regulation S Global Note by the aggregate principal amount of the beneficial interest to be exchanged or transferred, and the Trustee, as Registrar, shall in accordance with the Depositary's DWAC procedure, concurrently with such reduction, increase the principal amount of the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note.

          (iii)    Other Exchanges.    In the event that a Global Note is exchanged for Certificated Notes pursuant to Section 2.05(c) hereof, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (i) and (ii) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144, Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Issuer and the Trustee.

          (iv)    Beneficial Interests.    Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon such transfer or exchange, cease to be an interest in the original Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to a beneficial interest in such other Global Note for as long as it remains such a beneficial interest.

        (c)   A Regulation S Global Note shall be exchanged for Certificated Notes if (a) Clearstream or Euroclear is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business and does in fact do so and no alternative clearing system satisfactory to the Issuer is available, or (b) the Issuer elects to exchange such Regulation S Global Note in whole but not in part for one or more Certificated Notes. A Rule 144A Global Note shall be exchanged by the Issuer for one or more Certificated Notes if (a) the Depositary (i) has notified the Issuer that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Issuer within 90 calendar days, (b) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Issuer within 90 calendar days, or (c) the Issuer elects to exchange such Rule 144A Global Note in whole but not in part for one or more Certificated Notes. In addition, if an Event of Default occurs and is continuing, the Issuer shall, at the request of the Holder thereof, exchange all or part of a Global Note for one or more Certificated Notes; provided that the principal amount of each of such Certificated

Note, and such Global Note, after such exchange, shall be in minimum denominations of U.S. $1,000 or integral multiples thereof. Whenever a Global Note is exchanged as a whole for one or more Certificated Notes, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a Global Note is exchanged in part for one or more Certificated Notes, it shall be surrendered by the Holder thereof to the Trustee and the Trustee shall make the appropriate notations thereon pursuant to Section 2.04(c) hereof. All Certificated Notes issued in exchange for a Global Note or any portion thereof shall be in registered form and registered in such names, and delivered, as the Depositary, Euroclear or Clearstream, as applicable, shall instruct the Trustee. Any Certificated Notes issued pursuant to this Section 2.05(c) shall include the Legend, except as set forth in Section 2.05(i) hereof. The cost of preparing, printing, packaging and delivering any Certificated Notes shall be borne by the Issuer.

        (d)   A Holder may transfer a Note only upon the surrender of such Note for registration of transfer at the specified office of the Registrar hereunder. No such transfer shall be effected until, and the transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer in the Security Register by the Registrar. When Notes are presented to the Registrar with a request to register the transfer of, or to exchange, such Notes, the Registrar shall register the transfer or make such exchange as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied. To permit registrations of transfers and exchanges of Certificated Notes, the Issuer shall execute and the Trustee shall authenticate Certificated Notes at the Registrar's request.

        (e)   The Issuer shall not be required to make and the Registrar need not register the transfer or exchange of (i) any Note previously called for redemption pursuant to Article III of this Indenture or (ii) any Certificated Note for a period of 15 calendar days preceding the due date for any payment of principal of or interest on such Certificated Note or the selection of such Certificated Note for redemption pursuant to Article III of this Indenture.

        (f)    No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax, fee or other governmental charge required by law that may be imposed in connection with any registration of transfer of Notes.

        (g)   All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered for such registration of transfer or exchange.

        (h)   Holders of Notes (or holders of beneficial interests therein) and prospective purchasers designated by such Holders of Notes (or such holders of beneficial interests therein) shall have the right to obtain from the Guarantor upon request by such Holders (or such holders of beneficial interests) or prospective purchasers, during any period in which the Issuer is not subject to Section 13 or Section 15(d) of the Exchange Act or is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, the information required by paragraph (d)(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Notes or beneficial interests.

        (i)    If Notes are issued upon the transfer, exchange or replacement of Notes not bearing the Legend, the Notes so issued shall not bear the Legend. If Notes are issued upon the transfer, exchange or replacement of Notes bearing the Legend, or if a request is made to remove the Legend on a Note, the Notes so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Trustee evidence satisfactory to the Issuer, which may include an opinion of counsel licensed to practice law in the State of New York, the United States of America, as may be reasonably required by the Issuer that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A,

Rule 144 or Regulation S and the securities laws of each other applicable jurisdiction, or that such Notes are not "restricted securities" within the meaning of Rule 144 and the Issuer and the Guarantor consent to such removal. Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Issuer, shall authenticate and deliver a Note that does not bear the Legend. If the Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Issuer, the Issuer shall notify in writing the Registrar and the Legend shall be reinstated.

        SECTION 2.06.    Replacement Notes.    If any mutilated or defaced Note is surrendered to the Trustee, the Issuer shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange and substitution for any such mutilated or defaced Note, a new Note containing identical provisions (including the same date of issuance) and of like principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated or defaced Note and bearing a number not contemporaneously outstanding.

        If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and of the ownership of the applicant of such Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note containing identical provisions (including the same date of issuance) and of like principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the destroyed, lost or stolen note and bearing a number not contemporaneously outstanding. Upon the issuance of any substituted Note, the Issuer may require the payment by the registered Holder thereof of a sum sufficient to cover fees and expenses connected therewith.

        In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

        Upon the issuance of any new Note under this Section 2.06, the Issuer may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its counsel) connected therewith.

        Every new Note issued pursuant to this Section 2.06 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the. Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

        The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

        SECTION 2.07.    Outstanding Notes.    Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 2.06 hereof and those described in this Section 2.07 as not outstanding. A Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds such Note.

        If a Note is replaced pursuant to Section 2.06 hereof, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that such replaced Note is held by a protected purchaser.

        If the Paying Agent segregates and holds in trust or, in the case of the Luxembourg Paying Agent, on deposit in accordance with this Indenture, on a Redemption Date or Stated Maturity money sufficient to pay all principal and interest payable on that date with respect to the Notes to be redeemed or maturing, as the case may be, then on and after that date such Notes shall cease to be outstanding and interest on them shall cease to accrue.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes held or beneficially owned by the Issuer, the Guarantor or any of their Affiliates or by agents of any of the foregoing shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which a Trust Officer actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee such pledgee's right so to act with respect to the Notes and that the pledgee is not the Issuer, the Guarantor or an Affiliate of the Issuer or the Guarantor or any of their agents.

        SECTION 2.08.    Temporary Notes.    Pending the preparation of definitive Notes, the Issuer may execute, and the Trustee shall authenticate, temporary notes (the "Temporary Notes") which are printed, lithographed, or otherwise produced, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer executing the Notes may reasonably determine, as conclusively evidenced by such officer's execution of such Notes.

        If Temporary Notes are issued, the Issuer shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the Temporary Notes shall be exchangeable for definitive Notes upon surrender of the Temporary Notes to the Trustee, without charge to the Holder. Until so exchanged, Temporary Notes will evidence the same debt and will be entitled to the same benefits under this Indenture as the definitive Notes in lieu of which they have been issued.

        SECTION 2.09.    Cancellation.    The Issuer at any time may deliver Notes to the Trustee for prompt cancellation. The Registrar, the Paying Agent and the Luxembourg Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, purchase or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, purchase, payment or cancellation and, upon a written order, shall return such canceled Notes to the Issuer. The Issuer may not issue new Notes to replace Notes it has redeemed or paid or that have been delivered to the Trustee for cancellation.

        SECTION 2.10.    Payment of Interest; Interest Rights Preserved.    Subject to Section 11.06, interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or any predecessor Note) is registered at the close of business on the Record Date for such interest payment, which shall be the fifteenth calendar day immediately preceding such Interest Payment Date.

        Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and, except as hereinafter provided, such Defaulted Interest, and any interest payable on such Defaulted Interest, shall be paid by the Issuer, at its election, as provided in clause (a) or (b) below:

          (a)   The Issuer may elect to make payment of any Defaulted Interest, and to the extent permitted by law, any interest payable on such Defaulted Interest, to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the

  Persons entitled to such Defaulted Interest as provided in this clause (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder's address as it appears in the Security Register, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b); or

          (b)   The Issuer may make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section 2.10, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Note, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

        SECTION 2.11.    Authorized Denominations.    The Notes shall be issuable in minimum denominations of U.S. $1,000 and integral multiples thereof.

        SECTION 2.12.    Computation of Interest.    Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

        SECTION 2.13.    Persons Deemed Owners.    Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, any Paying Agent, the Registrar, the Luxembourg Paying Agent or any agent of any of them may deem and treat the Person in whose name such Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, any Paying Agent, the Registrar, the Luxembourg Paying Agent or any agent of any of them shall be affected by notice to the contrary. All such payments so made to any such Person, or upon such Person's order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for money payable upon such Note.

        SECTION 2.14.    CUSIP, Common Code and ISIN Numbers.    The Issuer, in issuing the Notes, may use a "CUSIP," "Common Code" or "ISIN" number and, if so, the Trustee shall use the relevant CUSIP, Common Code or ISIN number in any notices to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in any number used.

        SECTION 2.15.    Issuance of Additional Notes.    The Issuer shall be entitled to issue Additional Notes under this Indenture which shall have identical terms as the Notes, other than with respect to the date of issuance, the issue price, the initial interest accrual date, and except as may be provided in clause (c) of this Section 2.15. The Additional Notes shall be issued in global registered form without interest coupons, substantially in the form of Exhibit A hereto.

        The Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

        With respect to any Additional Notes, the Issuer shall set forth in a Board Resolution and an Officer's Certificate, a copy of each which shall be delivered to the Trustee prior to the authentication thereof, the following information:

          (a)   the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

          (b)   the issue price, the issue date and the CUSIP, ISIN and Common Code numbers of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the U.S. Internal Revenue Code of 1986, as amended; and

          (c)   whether such Additional Notes shall be issued in the form of a Rule 144A Global Note or a Regulation S Global Note.

        SECTION 2.16.    Purchase of Notes by the Guarantor or Subsidiaries of the Guarantor.    The Guarantor and each of the Subsidiaries of the Guarantor shall be entitled, to the extent permitted by applicable law, at any time, to purchase Notes in the open market at any price by tender or by any private arrangement pursuant to the terms and conditions of such tender or private arrangement and, to the extent permitted by, and pursuant to, the requirements of the Luxembourg Stock Exchange. Any Note that the Guarantor or any of the Subsidiaries of the Guarantor purchases may, at the option of the Guarantor, be surrendered to the Trustee for cancellation. None of the notes that the Guarantor or any of the Subsidiaries of the Guarantor purchases may be reissued or resold, except to the Guarantor or any of its Subsidiaries.

ARTICLE III

REDEMPTION

        SECTION 3.01.    Notice of Redemption.    If the Issuer elects to redeem Notes pursuant to Section 7 thereof (relating to a tax redemption), it shall, at least 30 calendar days but not more than 60 calendar days before a Redemption Date, deliver to the Trustee and send to each Holder of Notes by first-class mail, postage prepaid, at the address of such Holder as it appears in the Security Register, a written notice stating:

          (a)   the Redemption Date;

          (b)   the Redemption Price (and shall specify the portion of such Redemption Price that constitutes the amount of accrued and unpaid interest to be paid, if any);

          (c)   that the Notes are being called for redemption pursuant to Section 7 thereof;

          (d)   that, unless the Issuer defaults in the payment of the Redemption Price with respect thereto, interest on the Notes called for redemption shall cease and such Notes shall cease to accrue interest, from and after the Redemption Date;

          (e)   that the Notes called for redemption must be surrendered to any Paying Agent to collect the Redemption Price;

          (f)    the name and address of the Paying Agent(s); and

          (g)   any other information necessary to enable Holders to comply with the notice of redemption.

        SECTION 3.02.    Notice to Trustee.    The Issuer shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed. The Issuer shall give each such notice to the Trustee at least 60 calendar days prior to the Redemption Date unless the Trustee consents to a shorter period, and in any event prior to the time notice is delivered to Holders pursuant to Section 3.01 of this Indenture. Such notice shall be accompanied by an Officer's Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem the Notes have occurred, and an Opinion of Counsel of recognized international standing to the effect that such redemption will comply with any conditions to such redemption set forth herein and in the Notes.

        SECTION 3.03.    Effect of Notice of Redemption.    Once notice of redemption is mailed, Notes called for redemption shall become due and payable on the Redemption Date and at the Redemption Price stated in such notice. Upon surrender to any Paying Agent such Notes shall be paid at the Redemption Price stated in such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

        SECTION 3.04.    Deposit of Redemption Price.    On or prior to 10:00 a.m., New York City time, on the business day immediately preceding the Redemption Date, the Issuer shall deposit with the Paying Agent, U.S. Dollars in immediately available funds, sufficient to pay the Redemption Price in respect of all Notes to be redeemed other than Notes called for redemption which have been delivered by the Issuer to the Trustee for cancellation. The Paying Agent shall promptly send by first-class mail, postage prepaid, to each Holder of Notes to be redeemed, payment in an amount equal to the Redemption Price for such Notes.

        So long as the Issuer complies with the preceding paragraph and the other provisions of this Article III, interest on the Notes to be redeemed on the Redemption Date shall cease to accrue from and after such date and such Notes shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the Redemption Price on the Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date occurring on or before the Redemption Date). If any Note called for redemption shall not be so paid upon surrender for redemption, then, from the Redemption Date until such principal is paid, interest shall be paid on the unpaid principal and, to the extent permitted by law, on any accrued but unpaid interest thereon, at the rate prescribed therefor by such Notes.

ARTICLE IV

COVENANTS

        SECTION 4.01.    Payment of Principal and Interest.    The Issuer shall promptly pay the principal of and interest on the Notes in United States Dollars on the dates and in the manner provided in the Notes and in Section 4.03 hereof. Principal and interest shall be considered paid on the date due if, on such date, the Trustee or any Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

        To the extent lawful, the Issuer shall pay interest on (i) any overdue principal of the Notes, at the interest rate borne by the Notes and (ii) Defaulted Interest (without regard to any applicable grace period), at the same rate. The Issuer's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at the Stated Maturity of the Notes, as a result of the Issuer's obligations pursuant to Section 3.04, or otherwise.

        Interest on the Notes shall be paid by U.S. dollar check drawn on a bank in The City of New York or, for Holders of at least $1,000,000 of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in The City of New York provided that a written request from such Holder to such effect designating such account is received by the Trustee or a Paying Agent no later than the

Record Date immediately preceding such Interest Payment Date. Unless such designation is revoked, any such designation made by such person with respect to such Note will remain in effect with respect to any future payments with respect to such Note payable to such person. The Issuer will pay any administrative costs imposed by banks in connection with making payments by wire transfer.

        Payments in respect of principal on the Notes shall be made against surrender of such Notes.

        SECTION 4.02.    Maintenance of Office or Agency.    The Issuer and the Guarantor shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer and the Guarantor in respect of the Notes and this Indenture may be served. The Issuer or the Guarantor shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer and the Guarantor shall fail to maintain such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer and the Guarantor each hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

        The Issuer and the Guarantor may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in The City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

        For so long as the Notes shall remain listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange shall so require, the Issuer shall maintain the appointment of a Luxembourg Paying Agent.

        SECTION 4.03.    Payments; Money for the Note Payments to be Held in Trust.

        (a)   The Issuer shall, no later than the business day immediately preceding each due date of the principal of, or interest or Additional Amounts on any of the Notes, deposit, or cause the Guarantor to deposit on its behalf, with the Paying Agent, at its office in London, as principal paying agent, by wire transfer in U.S. dollars and in immediately available funds, a sum sufficient to pay the principal, interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, interest or Additional Amounts.

        Unless the Paying Agent is the Trustee, the Paying Agent shall promptly notify the Trustee of the Issuer's action or failure so to act according to the preceding paragraph.

        (b)   The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes, shall notify the Trustee of any default by the Issuer in making any such payment and at any time during the continuance of any such default, upon the written request of the Trustee, shall forthwith pay to the Trustee all sums held in trust by such Paying Agent.

        The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 4.03, the Paying Agent shall have no further liability for the money delivered to the Trustee.

        (c)   Any funds paid by the Issuer to the Trustee or any Paying Agent in trust or, in the case of the Luxembourg Paying Agent, on deposit for the payment of the principal, interest or Additional Amounts on the Notes that remains unclaimed for two years after the date upon which such payment shall have become due, shall be promptly repaid to the Issuer without interest upon receipt by the Trustee of an Order to that effect; provided, however, that the Issuer shall cause to be published at least once in a newspaper of general circulation in The City of New York and in Europe (and Luxembourg, for so long as any Notes are listed on the Luxembourg Stock Exchange) or mailed to each Holder entitled to such unclaimed funds, notice that such funds remain unclaimed and that, after a date specified therein, which shall be a date not less than 30 days from the date of such publication or mailing, any unclaimed balance of such money remaining as of such date shall be repaid to the Issuer without interest. Holders shall not be entitled to receive interest on such unclaimed funds under any circumstances. After repayment to the Issuer, Holders entitled to such funds shall look only to the Issuer for payment without interest thereon, as unsecured general creditors, and the Issuer shall not be liable to pay any taxes or other duties in connection with any such payment. The Trustee and the Paying Agent shall have no further liability with respect to any such money repaid to the Issuer, and the Issuer shall not be a trustee in respect of such funds. Notwithstanding any other provision of this Section and unless otherwise provided by applicable law, the right to receive payment of principal of any Note (whether at maturity, redemption or otherwise) will become void at the end of 10 years from the relevant date thereof (or such shorter period as may be prescribed by applicable law).

        SECTION 4.04.    Corporate Existence.    Except as permitted in Article V hereof, the Issuer and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (by charter and statutory), licenses and franchises of the Issuer, the Guarantor and each of the Subsidiaries of the Guarantor; provided that the Guarantor and any of its Subsidiaries shall not be required to preserve the corporate existence of any such Subsidiary (other than the Issuer) or any such right, license or franchise if the board of directors of the Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Guarantor and its Subsidiaries and that the loss thereof is not disadvantageous in any material respect to the Holders of Notes or owners of beneficial interests therein.

        SECTION 4.05.    Limitation on Incurrence of Debt.    The Guarantor will not, and will not permit any of its Subsidiaries to, create, issue, incur, assume, guarantee or in any manner become directly or indirectly liable with respect to, or otherwise become responsible for (collectively, "incur") any Debt, including any Acquired Debt, unless the ratio of the Guarantor's total outstanding Debt to annualized Consolidated Cash Flows (as determined by multiplying the Guarantor's Consolidated Cash Flows for the two most recent fiscal quarters by two) would be no greater than 4.0 to 1.0, determined on a pro forma basis after giving pro forma effect to such incurrence and the incurrence of any other Debt and any other changes in the Guarantor's Debt since the date of the Guarantor's most recently available quarterly or annual consolidated balance sheet and the application of the net proceeds therefrom as if it had occurred on the first date of such quarterly or annual period.

        For the purposes of calculating this ratio, any acquisitions that have been made by the Guarantor or a Subsidiary of the Guarantor, including through mergers or consolidations and including any related financing transactions, during or subsequent to the relevant fiscal quarter or year and on or prior to the date of the calculation of the ratio shall be deemed to have occurred on the first day of the relevant fiscal quarter or year, with the pro forma determinations of Consolidated Cash Flows resulting from any such transactions as determined in good faith by the Guarantor.

        The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Debt in the form of additional Debt with the same terms will not deemed to be an incurrence of Debt for purposes of this covenant.

        SECTION 4.06.    Negative Pledge.    The Issuer and the Guarantor will not, and the Guarantor will not permit any Subsidiary to, create, assume or permit to exist any Debt secured by Lien (other than a Permitted Lien) upon or in respect of any of its or their property or assets, now owned or hereafter acquired, without effectively providing that the Notes and the Guarantee shall be directly secured equally and ratably with the Debt secured by such Lien.

        This restriction will not apply to a Lien created to secure Attributable Debt in connection with a Sale and Lease-Back Transaction permitted under Section 4.07 hereof.

        SECTION 4.07.    Application for CBR Permission.    As of the date hereof, the Guarantor has applied but not obtained permission from the Central Bank of Russia to make payments in U.S. dollars under the Guarantee (the "CBR Permission"). The Guarantor shall use its best efforts to obtain the CBR Permission within 60 days after the Closing Date. In the event the Guarantor does not obtain the CBR Permission within 60 days after the Closing Date, the Holders of Notes will have the right to redeem their Notes as set forth in Section 4.10 hereof and Section 9 of the Notes.

        SECTION 4.08.    Limitation on Sale and Lease-Back Transactions.    The Issuer and the Guarantor will not, and the Guarantor will not permit any Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any of its property or assets, now owned or hereafter acquired, unless after giving effect to the Sale and Lease-Back Transaction, the aggregate amount of all Attributable Debt relating to all Sale and Lease-Back Transactions plus all outstanding secured Debt created, incurred or assumed by the Guarantor and the Subsidiaries of the Guarantor does not exceed 10% of the book value of the Guarantor's total assets, as determined by reference to the Guarantor's most recent quarterly or annual consolidated balance sheet on a pro forma basis after giving effect to the incurrence of any Debt and any other changes in the Guarantor's Debt since the date of such balance sheet. For the purposes of this determination, the amount of Debt under any secured credit facility will be the total amount available under the facility, regardless of the amount at any one time outstanding.

        This Section 4.08 will not apply to transactions between the Guarantor and one of the Subsidiaries of the Guarantor or between such Subsidiaries or to a Sale and Lease-Back Transaction where the Issuer, the Guarantor or such Subsidiary would be entitled pursuant to Section 4.06 hereof to incur Debt secured by a Lien on the property or assets subject to the Sale and Lease-Back Transaction without equally and ratably securing the Notes and the Guarantee.

        SECTION 4.09.    Change in Control.    So long as any Note remains outstanding, if a Change in Control occurs, each Holder will have the right to require the Issuer to redeem the Notes of such Holder at a Redemption Price equal to 101% of the principal amount of such Notes plus accrued interest.

        Within 30 days after the occurrence of a Change in Control, the Issuer will deliver to the Holders, the Trustee and the Luxembourg Paying Agent notice of the Change in Control and of the resulting redemption right. Upon receipt by the Trustee or the Luxembourg Paying Agent (for so long as the Notes are listed on the Luxembourg Stock Exchange) from a Holder, on or before the 30th day after the date of the Issuer's notice referred to in the previous sentence, of (a) a properly completed notice in the form of Exhibit D hereto, together with (b) the Notes of such Holder, the Issuer will redeem such Notes no earlier than 30 and no later than 60 days after the date of the Issuer's notice of the Change in Control.

        A holder may not exercise this redemption right in the event the Issuer has already exercised its option to redeem the Notes as described in Section 7 of the Notes (relating to tax redemption).

        SECTION 4.10.    Redemption upon a Failure by MTS to Obtain the CBR Permission.    If the Guarantor does not, within 60 days after the Closing Date, obtain the CBR Permission, each Holder will have the right to require the Issuer to redeem the Notes of such Holder at a Redemption Price equal to 101% of the principal amount hereof plus accrued interest pursuant to and subject to the terms of the next paragraph.

        If the Guarantor has not, within 60 days after the Closing Date, obtained the CBR Permission, the Issuer will deliver to the Holders notice (a) that the Guarantor has not obtained such permission and (b) of the resulting redemption right which must be exercised prior to the date on which the Guarantor obtains the CBR Permission. Upon receipt by the Trustee or the Luxembourg Paying Agent (for so long as the Notes are listed on the Luxembourg Stock Exchange), from a Holder, on or before any Interest Payment Date but prior to the date of receipt of the CBR Permission (the "CBR Permission Tender Date") of (a) a properly completed notice in the form of Exhibit D hereto, together with (b) the Notes of such Holder, the Issuer will redeem the Notes no later than 7 business days after such CBR Permission Tender Date. A Holder of Notes may not exercise this early redemption right in the event the Issuer has already exercised its option to redeem the Notes as described in Section 7 of the Notes (relating to a tax redemption). The Issuer may not exercise its right to redeem a Holder's Notes pursuant to Section 7 thereof in the event such Holder has already exercised its right to require the Issuer to redeem it in accordance with Section 9 thereof.

        SECTION 4.11.    Reports.    (a) The Guarantor shall (i) file with the Commission or otherwise make public and deliver to the Trustee, within 180 days of the end of each fiscal year, an annual report on Form 20-F (or any successor form) containing the information required to be contained therein (or in such successor form), regardless of whether the Guarantor is then required to file a Form 20-F under the rules promulgated by the Commission; (ii) make public and deliver to the Trustee, within 120 days of the end of each fiscal year, reports for the fourth quarter of such fiscal year containing its consolidated balance sheet, statement of operations and cash flow statement prepared in accordance with U.S. GAAP (but excluding footnotes) and a discussion by its management highlighting critical financial developments during the fourth quarter; and (iii) submit to the Commission or otherwise make public and furnish to the Trustee, within 60 days of the end of the first three fiscal quarters of each fiscal year, quarterly reports on Form 6-K (or any successor form) containing its consolidated balance sheet, statement of operations and cash flow statement prepared in accordance with U.S. GAAP (but excluding footnotes) and a discussion by its management highlighting critical financial developments during the period. In addition, the Guarantor has agreed that, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, it will provide to each Holder of the Notes (or holder of a beneficial interest therein) and to each prospective purchaser of the Notes (as designated by such Holder or holder of a beneficial interest), upon the request of such Holder, prospective purchaser or holder of a beneficial interest in the Notes, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

        (b)   After this Indenture has been qualified under the Trust Indenture Act, the Issuer and the Guarantor shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

        Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's or the Guarantor's compliance with any of their respective covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

        SECTION 4.12.    Compliance Certificate; Notice of Default or Event of Default.

        (a)   The Issuer and the Guarantor shall each deliver to the Trustee on the first anniversary of the Issue Date, and on each anniversary thereafter so long as any Note remains outstanding, an Officer's Certificate stating whether or not, to the best knowledge of such officers, the Issuer or the Guarantor, as the case may be, has complied with all conditions and covenants under this Indenture, and, if the Issuer or the Guarantor, as the case may be, shall be in Default, specifying all such Defaults and the nature thereof of which such officer may have knowledge.

        For the purposes of this Section 4.12(a), compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

        (b)   The Issuer and the Guarantor shall each deliver written notice to the Trustee promptly after any executive officer of the Issuer or the Guarantor, as the case may be, becomes aware of the occurrence of any event which constitutes a Default or Event of Default, describing such Default or Event of Default, its status and what action the Issuer or the Guarantor, as the case may be, is taking or proposes to take with respect thereto.

        SECTION 4.13.    Payment of Additional Amounts.    All payments by the Issuer in respect of the Notes and the Indenture and by the Guarantor in respect of the Guarantee and the Indenture will be made free and clear of and without deduction or withholding for or on account of any present or future taxes, duties, assessments, fees or other governmental charges ("Taxes") imposed or levied by or on behalf of Luxembourg, the Russian Federation, any jurisdiction from or through which a payment is made or any political subdivision or taxing authority thereof or therein (each, a "Taxing Jurisdiction"), unless such withholding or deduction is required by law. If the Issuer is required to make any withholding or deduction for or on account of any Taxes from any payment made under or with respect to the Notes, or if the Guarantor is required to make any withholding or deduction for or on account of any Taxes imposed by a Taxing Jurisdiction from any payment made under or with respect to the Guarantee, the Issuer will pay (or, in respect of the Guarantee, the Guarantor will pay) as additional interest to any Holder of the Notes such additional amounts (the "Additional Amounts") as may be necessary in order that every net payment made by the Issuer on such Note or by the Guarantor on the Guarantee after deduction or withholding for or on account of any Taxes will not be less than the amount then due and payable on such Note or the Guarantee. The foregoing obligation to pay Additional Amounts, however, will not apply to any (i) Taxes that would not have been imposed but for the existence of any present or former connection between such Holder of the Notes and any Taxing Jurisdiction other than the mere receipt of such payment or the ownership or holding of such Note, (ii) Taxes that would not have been imposed but for the presentation by the Holder of such Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, (iii) Taxes required to be deducted or withheld by any Paying Agent from a payment on a Note or the Guarantee, if such payment can be made without deduction or withholding by any other Paying Agent, (iv) Taxes that would not have been imposed but for the failure of the Holder to comply with the Issuer's written request addressed to the Holder at least 60 days prior to the relevant payment to provide information with respect to any reasonable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the Holder of such Note, (v) Taxes imposed on a payment to an individual that are required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusion of the ECOFIN Council meeting of 26-27 November 2000 (including the Directive adopted on June 3, 2003) or any law implementing or complying with, or introduced in order to conform to, such Directive and (vi) estate, inheritance, gift, sale or excise tax. The Guarantee also applies to Additional Amounts payable by the Issuer.

        The Issuer or the Guarantor, as the case may be, shall make any such withholding or deduction for or on account of Taxes and shall remit the full amount deducted or withheld to the relevant authority in accordance with the applicable law. The Issuer or the Guarantor, as the case may be, shall furnish to the Holders of Notes that are outstanding on the date of the required payment within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made by the Issuer or the Guarantor, as the case may be. The Issuer and the Guarantor shall indemnify and hold harmless each Holder on the date of the required payment of any Taxes and upon written request reimburse each such Holder for the amount of (i) any Taxes (other than net income taxes) levied on and paid by such Holder as a result of payments made under or with respect to the outstanding Notes or the Guarantee, (ii) any liability (other than any liability relating to any net income taxes) (including penalties, interest and expense) arising therefrom or with respect thereto, and (iii) any Taxes imposed with respect to any reimbursement under clause (i) or (ii) above.

        At least 30 days prior to each date on which any payment under or with respect to the Notes or the Guarantee is due and payable, if the Issuer or the Guarantor, as the case may be, becomes obligated to pay Additional Amounts with respect to such payment, the Issuer or the Guarantor, as the case may be, shall deliver to the Trustee (and each Paying Agent other than the Trustee) an Officer's Certificate certifying that the Issuer will make a withholding or deduction for or on account of Taxes and remit the same to the relevant authority, attesting to the fact that such Additional Amounts will be payable and the amounts so payable, and setting forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal, interest (including Defaulted Interest) or any other amount payable on or with respect to any of the Notes or the Guarantee, such reference shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.13 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 4.13, and express mention of the payment of Additional Amounts in certain provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

        The Issuer and the Guarantor, jointly and severally, hereby covenant to indemnify the Trustee (and each other Paying Agent) (which shall include their respective directors, officers, employees and agents) for, and to hold it harmless against any loss, liability or reasonable expenses incurred without gross negligence, bad faith or willful misconduct on such Person's part, arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer's Certificate furnished pursuant to this Section 4.13 or the failure of the Trustee (or other Paying Agent) for any reason (other than its own gross negligence, bad faith or willful misconduct) to receive on a timely basis such Officer's Certificate. The obligations of the Issuer and the Guarantor under this Section 4.13 shall survive the resignation or removal of the Trustee or any Paying Agent, the termination of the Indenture and the payment of all amounts under or with respect to this Indenture, the Notes and the Guarantee.

        SECTION 4.14.    Transactions with Affiliates.    None of the Issuer, the Guarantor or any of their Subsidiaries shall, directly or indirectly, enter into or permit to exist any intercompany loan with, or for the benefit of, any Affiliate, unless (a) the terms of such intercompany loan are no less favorable to the Issuer, the Guarantor or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction or series of related transactions with a person that is not an Affiliate of the Issuer, the Guarantor or such Subsidiary or (b) such intercompany loan is made pursuant to a contract or contracts existing on the issue of the Notes (excluding any amendments or modifications thereto after the date thereof).

        This Section 4.14 shall not apply to (1) compensation or employee benefit arrangements with any officer or director of the Issuer, the Guarantor or such Subsidiary arising out of any employment contract entered into in the ordinary course of business or (2) transactions between the Issuer, the Guarantor or any of our Subsidiaries or between any such Subsidiaries.

        SECTION 4.15.    Maintenance of Rating.    The Guarantor and the Issuer will take all commercially reasonable steps necessary to maintain a rating on the Notes from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services.

        SECTION 4.16.    Further Instruments and Acts.    Upon request of the Trustee, the Issuer and the Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE V

RESTRICTIONS ON MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS

        SECTION 5.01.    Merger, Consolidation and Disposition of Assets.    (a) The Guarantor shall not, in a single transaction or series of related transactions, merge, consolidate or otherwise combine with or into (whether or not the Guarantor is the Successor) any other Person, or directly and/or indirectly through its Subsidiaries sell, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, or permit any Person to merge, consolidate or otherwise combine with or into the Guarantor in one or more related transactions, unless: (i) the Successor (if other than the Guarantor or the Issuer) shall be a corporation organized and existing under the laws of the Russian Federation or Luxembourg, respectively, and shall assume, by operation of law or by entering into an indenture supplemental hereto in form satisfactory to the Trustee, executed and delivered to the Trustee, the due and punctual payment of all obligations under the Guarantee and this Indenture and the performance of every covenant of this Indenture on the part of the Guarantor or the Issuer, as the case may be, to be performed or observed; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; (iii) on the date of that transaction, after giving pro forma effect to (1) the transaction, (2) any related financing transactions and (3) the pro forma Consolidated Cash Flows resulting from such transaction, as determined in good faith by the Guarantor, in each case as if they had occurred at the beginning of the relevant quarterly or annual period, the ratio of Debt to Consolidated Cash Flows, calculated as provided in Section 4.05 hereof, would be no greater than the greater of (x) such ratio immediately prior to the date of such transaction and (y) 4.0 to 1.0; provided, however, that this clause (iii) shall not apply in the case of a consolidation, merger or combination by one of the Guarantor's Subsidiaries with or into the Guarantor or another of the Guarantor's Subsidiaries; and (iv) the Guarantor shall have delivered to the Trustee (A) an Officer's Certificate stating that such consolidation, merger, combination or disposition and such supplemental indenture, if any, comply with the terms and all conditions precedent provided for in this Section 5.01 and the Indenture relating to such transaction and (B) an Opinion of Counsel stating that such consolidation, merger, combination or disposition and such supplemental indenture comply with the terms and conditions provided for in clauses (i) and, with respect to the absence of an Event of Default being caused by such transaction, (ii) of this Section 5.01 (a) and elsewhere in the Indenture relating to such transaction.

        (b)   So long as any Note remains outstanding, the Issuer shall not, in a single transaction or series of related transactions, merge, consolidate or otherwise combine with or into (whether or not the Issuer is the Successor) any other Person, or directly and/or indirectly sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, or permit any Person to merge, consolidate or otherwise combine with or into the Issuer in one or more related transactions, unless: (i) the Successor (if other than the Issuer) (A) shall be a Wholly Owned Subsidiary of the Guarantor and (B) shall assume, by operation of law or by entering into an indenture supplemental hereto, the due and punctual payment of the principle of and interest on all the Notes and the performance of every covenant of the Indenture on the part of the Issuer to be performed or observed; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; (iii) on the date of that transaction, after giving pro forma effect to (1) the transaction, (2) any related financing transactions and (3) the pro forma Consolidated Cash Flows resulting from such transaction, as determined in good faith by the Guarantor, in each case as if they had occurred at the beginning of the relevant quarterly or annual period, the ratio of Debt to Consolidated Cash Flows, calculated as provided in Section 4.05 hereof, would be no greater than the greater of (x) such ratio immediately prior to the date of such transaction and (y) 4.0 to 1.0; provided, however, that this clause (iii) shall not apply in the case of a consolidation, merger or combination by the Issuer with or into the Guarantor or another of the Guarantor's Subsidiaries; and (iv) the Issuer shall have delivered to the Trustee (A) an Officer's Certificate stating that such consolidation, merger, combination or disposition and such supplemental indenture comply with the terms and all conditions precedent provided for in this Section 5.01 and the Indenture relating to such transaction and (B) an Opinion of Counsel stating that such consolidation, merger, combination or disposition and such supplemental indenture comply with the terms and conditions provided for in clauses (i) and, with respect to the absence of an Event of Default being caused by such transaction, (ii) of this Section 5.01 (b) and elsewhere in the Indenture relating to such transaction have been complied with. Notwithstanding any other provision hereof, the Issuer and such transferee or successor Person shall provide written notice of such merger, consolidation, combination, sale, assignment, transfer, conveyance or disposal to the Holders of the Notes.

        SECTION 5.02.    Successor Person Substituted.    In the event of any transaction described in and complying with Section 5.01 hereof in which the Issuer or the Guarantor, as the case may be, is not the Successor, such Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Guarantor, as the case may be, under this Indenture and, except in the case of a lease, the Issuer or the Guarantor, as the case may be, will be discharged from its obligations under this Indenture and the Notes or the Guarantee. Notwithstanding any other provision hereof, the Issuer or the Guarantor and such Successor shall provide written notice of such succession or substitution to the Holders of the Notes.

        SECTION 5.03.    Sale of Assets by the Guarantor.    So long as any Note remains outstanding, (a) each conveyance, transfer, sale or lease of assets (other than the payment of dividends) by the Guarantor or one of its Subsidiaries to an Affiliate (other then the Guarantor or one of its Subsidiaries) shall be made for Fair Market Value and (b) if at any time subsequent to the Issue Date, the Guarantor and its Subsidiaries have engaged in a transaction or series of related transactions that, in the aggregate, result in the conveyance, transfer, sale or lease of assets to one or more Affiliates (other than to the Guarantor or one of its Subsidiaries) with a Fair Market Value of more than U.S.$70,000,000 (or the equivalent in other currencies), the Guarantor shall deliver to the Trustee a resolution of the board of directors of the Guarantor, which shall confirm that such transaction was made for Fair Market Value.

        This Section 5.03 shall not apply to any transactions relating to the acquisition of UMC by the Guarantor.

        SECTION 5.04.    Sale of Licenses by the Guarantor.    So long as any Note remains outstanding, (a) the Guarantor will not transfer, sell or lease any of its GSM 900 or 1800 licenses for the Moscow license area; (b) Telecom XXI will not transfer, sell or lease any of its GSM 900 or 1800 licenses for the St. Petersburg license area; (c) Kuban GSM will not transfer, sell or lease any of its GSM 900 or 1800 licenses for the Krasnodar license area; or (d) UMC will not transfer, sell or lease any of its GSM 900 or 1800 license for the Ukraine license area, in each case except in a transaction meeting the requirements set forth in Section 5.01 (a) hereof or which would not have a material adverse effect on the business, financial condition or results of operations of the Guarantor and its Subsidiaries as a whole, regardless of whether the Guarantor, Telecom XXI, Kuban GSM or UMC would be permitted to do so by law.

ARTICLE VI

DEFAULTS AND REMEDIES

        SECTION 6.01.    Events of Default.    The term "Event of Default," wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such event, and whether it shall be voluntary or involuntary, or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a)   the Issuer fails to make any payment of interest or Additional Amounts on any Note when the same becomes due and payable and such failure continues for a period of 15 calendar days; or

          (b)   the Issuer fails to make any payment of the principal of any Note when the same becomes due and payable; or

          (c)   the Issuer fails to comply with any of its obligations under Section 4.09 or Section 4.10 hereof; or

          (d)   the Issuer or the Guarantor fails to comply with any of its other agreements or covenants in, or provisions of, the Notes, the Guarantee or this Indenture for 30 days after written notice by the Trustee to the Issuer and the Guarantor, or written notice by Holders of at least 25% in aggregate principal amount of the Notes then outstanding to the Issuer, the Guarantor and the Trustee; or

          (e)   a default under any Debt of the Issuer, the Guarantor or any Subsidiary of the Guarantor (other than the Notes) or under any indenture or other instrument under which any such Debt has been issued or by which it is governed and the expiration of the applicable period of grace, if any, contained in any such Debt, which in the aggregate exceeds U.S.$ 5,000,000 (or the equivalent in other currencies), which default (i) results in the acceleration of the payment of such Debt or (ii) has not been cured or waived and constitutes the failure to make any payment of principal or interest on such Debt when due, after the expiration of any applicable grace period; or

          (f)    a final action resulting in the suspension for more than 30 days or loss of any of (i) the Guarantor's GSM 900 or 1800 licenses for the Moscow license area; (ii) Telecom XXI's GSM 900 or 1800 licenses for the St. Petersburg license area; (iii) Kuban GSM's GSM 900 or 1800 licenses for the Krasnodar license area; or (iv) UMC's GSM 900 or 1800 licenses for the Ukraine license area, in each case other than, in the case of the Guarantor's, Telecom XXI's, Kuban GSM's or UMC's merger or consolidation or a sale of the Guarantor's, Telecom XXI's, Kuban GSM's or UMC's assets and properties substantially as a whole in a transaction permitted under Section 5.01(a) hereof, a loss where the relevant license is issued within 30 days to the Guarantor, the Successor of the Guarantor, Telecom XXI, Kuban GSM or UMC's or any of the Guarantor's or Successor's Subsidiaries); or

          (g)   the reassignment to other users (other than a Subsidiary of the Guarantor), cancellation or other loss of any of the Guarantor's, Telecom XXI's, Kuban GSM's or UMC's assigned spectrum allocations, other than as would not have a material adverse effect on the business, financial condition or results of operations of the Guarantor and its Subsidiaries as a whole; or

          (h)   the express transfer, sale or lease by (i) the Guarantor of any of its GSM 900 or 1800 licenses for the Moscow license area; (ii) Telecom XXI of its GSM 900 or 1800 licenses for the St. Petersburg license area; (iii) Kuban GSM of any of its GSM 900 or 1800 licenses for the

  Krasnodar license area; or (iv) UMC of any of its GSM 900 or 1800 licenses for the Ukraine license area, regardless of whether such transfer, sale or lease is permitted by law, other than in a transaction described in and meeting the requirements of Section 5.01(a) hereof or that would not have a material adverse effect on the business, financial condition or results of operations of the Guarantor and its Subsidiaries as a whole; or

          (i)    the American Depositary Shares representing the common stock of the Guarantor are no longer listed on the New York Stock Exchange or such listing is suspended for more than 15 days, where such de-listing or suspension is due to the Guarantor's failure to satisfy its obligations under its listing agreement with the New York Stock Exchange; or

          (j)    the rendering against the Issuer, the Guarantor or any Subsidiary of the Guarantor of a judgment, decree or order for the payment of money in an amount in excess of U.S.$ 10,000,000 and the continuance of any such judgment, decree or order unsatisfied and in effect for any period of 60 consecutive days without a stay of execution; or

          (k)   the Guarantee ceases to be (or is claimed in writing by the Guarantor not to be) in full force and effect; or

          (l)    the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Issuer, the Guarantor or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order adjudging the Issuer, the Guarantor or any Significant Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Issuer, the Guarantor or any Significant Subsidiary under any Bankruptcy Law or appointing a Custodian of the Issuer, the Guarantor or any Significant Subsidiary or of any substantial part of the property of the Issuer, the Guarantor or any Significant Subsidiary, or ordering the winding-up or liquidation of the affairs of the Issuer, the Guarantor or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days; or

          (m)  (i) the commencement by the Issuer, the Guarantor or any Significant Subsidiary of a voluntary case or proceeding under any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; (ii) the consent by the issuer, the Guarantor or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Issuer, the Guarantor or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer, the Guarantor or any Significant Subsidiary; (iii) the filing by the Issuer, the Guarantor or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law; (iv) the consent by the Issuer, the Guarantor or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a Custodian of the Issuer, the Guarantor or any Significant Subsidiary or of any substantial part of the property of the Issuer, the Guarantor or any Significant Subsidiary, or the making by the Issuer, the Guarantor or any Significant Subsidiary of an assignment for the benefit of creditors; (v) the admission by the Issuer, the Guarantor or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by the Issuer, the Guarantor or any Significant Subsidiary to authorize or effect any such action.

        A Default under clause (d) is not an Event of Default unless the notice provided for in such clause specifies the Default, demands that it be remedied and states that the notice is a "Notice of Default."

        SECTION 6.02.    Acceleration.    If an Event of Default (other than an Event of Default specified in Section 6.01(l) or Section 6.01(m)) occurs and is continuing, then and in every such case the Trustee by written notice to the Issuer and the Guarantor, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer, the Guarantor and the Trustee, may declare the unpaid principal of and any accrued interest on all the Notes then outstanding to be immediately due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(l) or Section 6.0l(m) hereof occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

        At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee or the Holders under this Indenture, the Holders of a majority in principal amount of the Notes then outstanding, by written notice to the Issuer, the Guarantor and the Trustee, may rescind and annul such declaration and its consequences if: (a) the Issuer or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue installments of interest on the Notes, (ii) the principal of any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by the Notes, and (iv) all sums paid or advanced by the Trustee hereunder and reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (b) all Events of Default, other than the non-payment of the principal of and interest on the Notes which have become due solely by such acceleration, have been cured or waived as provided in this Indenture. No such recission shall affect any subsequent Default or impair any right consequent thereon.

        SECTION 6.03.    Other Remedies.    The Issuer covenants that if an Event of Default specified in Section 6.01(a) or Section 6.0l(b) occurs the Issuer shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders, the whole amount then due and payable on the Notes for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest upon the overdue principal and upon Defaulted Interest at the rate or rates prescribed therefor in such Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.07 hereof.

        If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer and the Guarantor or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property and assets of the Issuer and the Guarantor or any other obligor upon such Notes, wherever situated.

        If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

        SECTION 6.04.    Waiver of Past Defaults.    The Holders of not less than a majority in principal amount of the Notes then outstanding may, on behalf of the Holders of all the Notes, waive any past or existing Default or Event of Default and its consequences under this Article VI, except a Default or Event of Default (a) in the payment of the principal of or interest on, any Note, or (b) in respect of a covenant or provision hereof which under Section 9.02 hereof cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby.

        SECTION 6.05.    Control by Majority.    Subject to the provisions of Section 7.02(h) hereof, the Holders of not less than a majority in principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided that

          (a)   such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudicial to the rights of other Holders and would not subject the Trustee to personal liability;

          (b)   the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

          (c)   such Holder or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee in its reasonable discretion against the costs, expenses and liabilities to be incurred in compliance with such request.

        SECTION 6.06.    Limitation on Suits.    No Holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (a)   such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (b)   the Holders of not less than 25% in principal amount of the Notes then outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c)   such Holder or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee in its reasonable discretion against the costs, expenses and liabilities to be incurred in compliance with such request; and

          (d)   the Trustee for 60 calendar days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding.

in any such event, it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Notes.

        SECTION 6.07.    Rights of Holders to Receive Payment.    Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or any premium or interest on, or the Redemption Price of, the Notes held by such Holder when due, or to bring suit for the enforcement of any such payment, shall be absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

        SECTION 6.08.    Trustee May File Proofs of Claim.    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under Bankruptcy Law relative to the Issuer or the Guarantor or any other obligor upon the Notes or the property and assets of the Issuer or the Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of such Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer or the Guarantor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes, to file such other papers or documents and to take such other actions, including participating as a member or otherwise in any official committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.07 hereof) and of the Holders allowed in such judicial proceeding, and (ii) to collect and receive any moneys or other property and assets payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, custodian, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        SECTION 6.09.    Priorities.    Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 7.07 hereof;

          SECOND: To the payment of the amounts then due and unpaid for principal of and interest and Additional Amounts on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest and Additional Amounts, respectively; and

          THIRD: To the Issuer.

        The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.09. At least 15 calendar days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states such record date, the payment date and amount to be paid.

        SECTION 6.10.    Undertaking for Costs.    All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes then outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of any Note on or after its Stated Maturity or interest thereon after the date upon which payment thereof is due.

        SECTION 6.11.    Trustee May Enforce Claims Without Possession of Notes.    All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

        SECTION 6.12.    Restoration of Rights and Remedies.    If the Trustee or any Holder of Notes has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Guarantor, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

        SECTION 6.13.    Rights and Remedies Cumulative.    Except as otherwise provided in Section 2.06 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        SECTION 6.14.    Delay or Omission Not Waiver.    No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE VII

TRUSTEE

        SECTION 7.01.    Duties of Trustee.    (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (b)   Except during the continuance of an Event of Default: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions that by any provision of this Indenture are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c)   The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, provided that: (i) this paragraph (c) shall not limit the effect of paragraph (b) of this Section 7.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and (iv) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

        (d)   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

        (e)   Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        (f)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII and to the provisions of the Trust Indenture Act.

        SECTION 7.02.    Rights of Trustee.    (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. Except as provided in Section 7.0l(b) hereof, the Trustee need not investigate any fact or matter stated in the document.

        (b)   Before the Trustee acts or refrains from acting, it may require an Officer's Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Officer's Certificate or Opinion of Counsel.

        (c)   The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any such agent; provided that such agent was appointed with due care by the Trustee.

        (d)   The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute willful misconduct or negligence.

        (e)   The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.01(c), 6.01(d), 6.01(e), 6.0l(f), 6.01(g), 6.01(h), 6.01(i), 6.01(j), 6.01(k), 6.01(1) or 6.01(m) hereof unless either (i) a Trust Officer shall have actual knowledge thereof or (ii) the Trustee shall have received notice thereof in accordance with Section 11.02 hereof from the Issuer or any Holder of Notes.

        (f)    The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice of Opinion of Counsel.

        (g)   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and the Guarantor, personally or by agent or attorney.

        (h)   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order, demand or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request, order, demand or direction.

        SECTION 7.03.    Individual Rights of Trustee.    The Trustee, any Paying Agent or the Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantor or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, hereunder; provided that the Trustee must in any event comply with Sections 7.10 and 7.11 hereof.

        SECTION 7.04.    Trustee's Disclaimer.    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Guarantee or the Notes, shall not be accountable for the Issuer's or the Guarantor's use of the proceeds from the Notes, and shall not be responsible for any statement of the Issuer or the Guarantor in this Indenture, including the recitals contained herein, or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

        SECTION 7.05.    Notice of Defaults.    Within 90 calendar days after the occurrence of any Default hereunder with respect to the Notes, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided that, except in the case of a Default in the payment of the principal of or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Trust Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

        SECTION 7.06.    Preservation of Information; Reports by Trustee to Holders.    (a) the Issuer shall furnish or cause to be furnished to the Trustee:

          (i)    semiannually, not less than 10 calendar days prior to each Interest Payment Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the Record Date immediately preceding such Interest Payment Date, and

          (ii)   at such other times as the Trustee may request in writing, within 30 calendar days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 calendar days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Registrar for the Notes, no such list need be furnished with respect to the Notes.

        (b)   The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.06(a) hereof and the names and addresses of Holders received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.06(a) hereof upon receipt of a new list so furnished.

        (c)   Holders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or under the Notes.

        (d)   Each Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Guarantor and the Trustee that none of the Issuer, the Guarantor or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with this Section 7.06, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under this Section 7.06.

        (e)   Within 60 calendar days after May 15, 2004, the Trustee shall transmit by mail to all Holders of Notes, a brief report dated as of such May 15 if and to the extent required under Section 313(a) of the Trust Indenture Act.

        (f)    The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

        (g)   A copy of each report described in Section 7.06(e) hereof shall, at the time of its transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are then listed, with the Commission and also with the Issuer. The Issuer or the Guarantor shall promptly notify the Trustee of any stock exchange upon which the Notes are listed.

        SECTION 7.07.    Compensation and Indemnity.    The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall agree in writing for its services. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by the Trustee in accordance with any provision of this Indenture, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents and counsel. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust.

        The Issuer and the Guarantor, jointly and severally, shall indemnify each of the Trustee (which shall include, for purposes of this subsection, its directors, officers, employees and agents) and any predecessor Trustee for, and hold it harmless against, any and all loss, damage, claim, liability or expense (including reasonable attorneys' fees and expenses) arising out of or incurred by it in connection with the acceptance or administration of the trust created by this Indenture and the performance of its duties and the exercise of its rights and powers hereunder, except as set forth in the next paragraph. The Trustee shall notify the Issuer and the Guarantor promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer or the Guarantor shall not relieve the Issuer or the Guarantor, respectively, of its obligations hereunder. The Issuer and the Guarantor shall defend any such claim and the Trustee shall cooperate in the defense of such claim and neither the Issuer, Guarantor nor the Trustee shall enter into any settlement agreement without the written consent of the other parties, which consents shall not be unreasonably withheld. The Trustee may have separate counsel and the Issuer and the Guarantor, jointly and severally, shall pay the reasonable fees and expenses of such counsel. The Issuer and the Guarantor need not pay for any settlement made without their respective consents, which consents shall not be unreasonably withheld.

        The Issuer and the Guarantor need not reimburse any loss, damage, claim, liability or expense or indemnify against any loss, damage, claim, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

        To secure the Issuer's and the Guarantor's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

        The Issuer's and the Guarantor's payment obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and discharge of this Indenture. Subject to any other rights available to the Trustee under applicable Bankruptcy Law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(l) or Section 6.0l(m) hereof, the expenses are intended to constitute expenses of administration under Bankruptcy Law.

        The Issuer and the Guarantor will use their best efforts to pay the acceptance fee and the first annual administrative fee of the Trustee, as well as the fees and expenses of the Trustee's counsel, if any, promptly upon receipt of an invoice therefor.

        SECTION 7.08.    Replacement of Trustee.    (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Trustee under this Section 7.08.

        (b)   The Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 calendar days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (c)   The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Notes then outstanding, delivered to the Trustee, the Issuer and the Guarantor. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 calendar days after the giving of notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (d)   If at any time:

          (i)    the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six months, unless the Trustee's duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act; or

          (ii)   the Trustee shall cease to be eligible under Section 7.10 hereof and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six months; or

          (iii)  the Trustee shall become incapable of acting or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under any Bankruptcy Law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a Custodian of the Trustee or of its property and assets or affairs, or any public officer shall take charge or control of the Trustee or of its property and assets or affairs for the purpose of rehabilitation, conservation, winding up or liquidation; or

          (iv)  the Trustee shall commence a voluntary case under any Bankruptcy Law or shall consent to the appointment of or taking possession by a Custodian of the Trustee or its property and assets or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, in any such case, (i) the Issuer by a Board Resolution may remove the Trustee, or (ii) subject to Section 6.10 hereof, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Notes. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 calendar days after the giving of notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (e)   If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Holders of a majority in principal amount of the Notes then outstanding delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with this Section 7.08, become the successor Trustee and to that extent replace any successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and shall have accepted appointment in the manner hereinafter provided, any Holder that has been a bona fide Holder of a Note for at least six months may, subject to Section 6.10 hereof, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (f)    The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such resignation, removal and appointment by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

        (g)   In the event of an appointment hereunder of a successor Trustee, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such former Trustee hereunder, subject to its Liens, if any, provided for in Sections 6.08 and 7.07 hereof.

        (h)   Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Section 7.08(g) hereof.

        (i)    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII and under the Trust Indenture Act.

        SECTION 7.09.    Successor Trustee by Merger.    Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article VII and under the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In the event that any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

        SECTION 7.10.    Eligibility; Disqualification.    There shall at all times be a Trustee hereunder which shall be

          (a)   a corporation organized and doing business under the laws of the United States of America, any state or territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by federal, state, territorial or District of Columbia authority, or

          (b)   a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least U.S. $50,000,000.

        If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. None of the Issuer, the Guarantor or any of its or their Affiliates shall serve as Trustee hereunder. If at any time the Trustee shall cease to be eligible to serve as Trustee hereunder pursuant to the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect specified in this Article VII.

        If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Issuer shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act.

        SECTION 7.11.    Preferential Collection of Claims Against Issuer.    The Trustee shall comply with Section 31l (a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 31l(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 31l(a) of the Trust Indenture Act to the extent indicated therein.

        SECTION 7.12.    Other Capacities.    Except as otherwise specifically provided herein, (a) all references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as Registrar and Paying Agent and (b) every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as Paying Agent and Registrar.

ARTICLE VIII

DEFEASANCE

        SECTION 8.01.    Issuer's Option to Effect Legal Defeasance or Covenant Defeasance.    The Issuer may elect, at its option, at any time, to have either Section 8.02 or 8.03 hereof applied to the Notes then outstanding upon compliance with the conditions set forth below in this Article VIII. Such election shall be evidenced by a Board Resolution delivered to the Trustee and shall specify whether the Notes are being defeased to Stated Maturity or to the Redemption Date determined in accordance with the terms of this Indenture and the Notes.

        SECTION 8.02.    Legal Defeasance and Discharge.    Upon the Issuer's exercise of its option to have this Section 8.02 applied to the outstanding Notes, each of the Issuer and the Guarantor shall be deemed to have been discharged from its obligations with respect to the Notes and the Guarantee, respectively, as provided in this Section 8.02 on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter called "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by such Notes, and the Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the Guarantee, and to have satisfied all their other obligations under such Notes, the Guarantee and this Indenture insofar as such Notes or Guarantee, as the case may be, are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:

          (a)   the rights of Holders of such Notes to receive, solely from the trust fund described in Section 8.04 hereof and as more fully set forth in such Section 8.04 payments in respect of the principal of and interest on such Notes when payments are due;

          (b)   the Issuer's obligations with respect to such Notes under Sections 2.05, 2.06, 2.08, 4.02 and 4.03 hereof;

          (c)   the rights, powers, trusts, duties and immunities of the Trustee under this Indenture and the Issuer's obligations in connection therewith;

          (d)   Article III hereof; and

          (e)   this Article VIII.

        SECTION 8.03.    Covenant Defeasance.    Upon the Issuer's exercise of its option to have this Section 8.03 apply to the outstanding Notes, each of the Issuer and the Guarantor shall be deemed to have been released from their obligations under the covenants contained in Sections 4.04 through 4.12 and 4.14 and the limitations contained in clauses (a)(iii) and (b)(iii) of Section 5.01 hereof with respect to such Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter called "Covenant Defeasance"), and the Notes thereafter shall be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder. For this purpose, Covenant Defeasance means that the Issuer and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby.

        SECTION 8.04.    Conditions to Legal Defeasance or Covenant Defeasance.    The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the Notes then outstanding:

          (a)   The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes, (i) United States Dollars in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient, after payment of all Taxes imposed by any jurisdiction or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any installment of interest coming due on such Notes through the Stated Maturity thereof or the Redemption Date, as the case may be, in accordance with the terms of this Indenture and such Notes.

          (b)   In the event of an election to have Section 8.02 hereof apply to the Notes then outstanding, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case of (i) or (ii) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, Legal Defeasance and discharge to be effected with respect to such Notes and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such deposit, Legal Defeasance and discharge were not to occur.

          (c)   In the event of an election to have Section 8.03 hereof apply to the Notes then outstanding, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such Covenant Defeasance were not to occur.

          (d)   No Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit (other than a Default or Event or Default resulting from the borrowing of funds to be applied to such deposit) after giving effect thereto or, with respect to a Default or Event of Default specified in Section 6.01(l) or Section 6.0l(m), any time on or prior to the 185th calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 185th calendar day).

          (e)   Such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming for the purpose of this clause (e) that all Notes are in default within the meaning of the Trust Indenture Act).

          (f)    Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer, the Guarantor any Subsidiary of the Guarantor is a party or by which the Issuer, the Guarantor or any such Subsidiary is bound.

          (g)   The Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others.

          (h)   Such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the U.S. Investment Company Act of 1940, as amended, unless such trust shall be registered under the U.S. Investment Company Act of 1940, as amended, or exempt from registration thereunder.

          (i)    The Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance have been complied with.

        SECTION 8.05.    Deposited Money and U.S. Government Obligations to be Held in Trust; Miscellaneous Provisions.    (a) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04(a) hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any such Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and interest, but funds so held in trust need not be segregated from other funds except to the extent required by law. The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

        (b)   Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon receipt from the Issuer of an Order any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a U.S. nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect the Legal Defeasance or Covenant Defeasance with respect to the outstanding Notes.

        Any funds deposited with the Trustee or any Paying Agent pursuant to this Article VIII in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after the date upon which such payment shall have become due, shall be repaid to the Issuer upon receipt of an Order to such effect by the Trustee; provided, however, that the Issuer shall cause to be published at least once in a newspaper of general circulation in The City of New York and in Europe or mailed to each Holder entitled to such unclaimed funds, notice that such funds remain unclaimed and that, after a date specified therein, which shall be a date not less than 30 days from the date of such publication or mailing, any unclaimed balance of such money remaining as of such date shall be repaid to the Issuer. After repayment to the Issuer, Holders entitled to such funds shall look only to the Issuer for payment without interest thereon, as an unsecured general creditor, and the Trustee and any Paying Agent, subject to applicable law, shall have no further liability with respect to such trust money, and the Issuer shall not be a trustee in respect of such funds.

        SECTION 8.06.    Reinstatement.    If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture, the Guarantee and such Notes from which the Issuer and the Guarantor have been discharged or released pursuant to Section 8.02 or 8.03 hereof shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money or U.S. Government Obligations held in trust pursuant to Section 8.05 hereof with respect to such Notes in accordance with this Article VIII; provided that if the Issuer or the Guarantor makes any payment of principal of or interest on any such Note following such reinstatement of its obligations, the Issuer shall be subrogated to the rights (if any) of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations so held in trust.

ARTICLE IX

AMENDMENTS

        SECTION 9.01.    Without Consent of Holders.    The Issuer, the Guarantor and the Trustee may, at any time, and from time to time, without notice to or consent of any Holder of Notes, enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

          (a)   to evidence the succession of another Person to the Issuer or the Guarantor and the assumption by such successor of the covenants of the Issuer or the Guarantor herein and contained in the Notes (provided that the Issuer or the Guarantor and such successor provide written notice of such succession and assumption to the Holders of the Notes); or

          (b)   to add to the covenants of the Issuer or the Guarantor, for the benefit of the Holders of all of the Notes, or to surrender any right or power herein conferred upon the Issuer or the Guarantor; or

          (c)   to add any additional Events of Default; or

          (d)   to evidence and provide for the acceptance of appointment hereunder of a successor Trustee; or

          (e)   to secure the Notes; or

          (f)    to comply with the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, or the Trust Indenture Act; or

          (g)   to provide for the issuance of Additional Notes in accordance with this Indenture; or

          (h)   to cure any ambiguity, omission or defect herein, or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof; or

          (i)    to add any other provisions with respect to matters or questions arising under this Indenture, or to modify, alter, amend or supplement this Indenture in any other manner; provided that such actions shall not adversely affect the legal rights of the Holders of Notes.

        SECTION 9.02.    With Consent of Holders.    With the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer, the Guarantor and the Trustee may amend this Indenture or the Notes or enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying or waiving in any manner the rights of the Holders; provided that no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Note,

          (a)   change the Stated Maturity or the time for payment of interest of any Note;

          (b)   reduce the principal amount or the rate of interest, including Defaulted Interest, on any Note;

          (c)   reduce the amount payable upon a redemption of any Note or alter or waive any provision with respect to the redemption of any Note (other than provisions relating to the covenants described under Section 4.09 and Section 4.10 hereof);

          (d)   amend or modify any payment obligation of the Guarantor under Article X hereof;

          (e)   change the place of payment of any Note (other than changes to or additions or removals of a Paying Agent made in accordance with the provisions of this Indenture) or make any Note payable in a currency other than United States Dollars;

          (f)    impair the right of the Holders to institute suit for the enforcement of any payment on any Note;

          (g)   reduce the percentage of Holders who must consent to an amendment or supplement of this Indenture;

          (h)   modify any provision of this Indenture dealing with modification or waiver;

          (i)    make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions;

          (j)    reduce percentage of Holders who must consent to waive compliance by the Issuer or the Guarantor with any of the covenants contained in Articles IV or V hereof; or

          (k)   change the obligation of the Issuer or the Guarantor to pay Additional Amounts.

        It shall not be recessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

        After an amendment or supplement under this Section 9.02 becomes effective or a waiver under Section 6.04 becomes effective the Issuer or the Trustee at the Issuer's request and expense, shall mail to Holders of Notes a notice briefly describing such amendment, supplement or waiver. The failure to give such notice to all Holders of Notes, or any defect therein, shall not impair or affect the validity of an amendment, supplement or waiver. Notwithstanding any other provision hereof, to the extent that any amendment to this Indenture involves the transfer of the obligations of the Issuer or the Guarantor under the Notes or the Guarantee, respectively, to another Person, or the substitution of another Person for the Issuer or the Guarantor, the Issuer, the Guarantor and such other Person shall provide written notice of such transfer or substitution to the Holders of the Notes.

        SECTION 9.03.    Effect of Supplemental Indentures.    Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

        SECTION 9.04.    Compliance with Trust Indenture Act.    Every amendment or supplement to this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect as though this Indenture were qualified thereunder.

        SECTION 9.05.    Revocation and Effect of Consents and Waivers.    A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of such Note or portion of such Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on such Note; provided that any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of such Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective pursuant to this Article IX, it shall bind every Holder.

        SECTION 9.06.    Notation on or Exchange of Notes.    If a supplemental indenture changes the terms of a Note, the Trustee may require the Holder thereof to deliver such Note to the Trustee. The Trustee may place an appropriate notation on such Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for such Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

        SECTION 9.07.    Trustee to Execute Supplemental Indentures.    The Trustee shall execute any supplemental indenture authorized pursuant to this Article IX if such supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but shall not be required to, execute such supplemental indenture. In executing any supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officer's Certificate (which need only cover the matters set forth in clause (a) below) and an Opinion of Counsel reasonable satisfactory to the Trustee provided by the Issuer and the Guarantor stating in effect that:

          (a)   such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such supplemental indenture have been satisfied;

          (b)   the Issuer or the Guarantor, as the case may be, has all necessary corporate power and authority to execute and deliver the supplemental indenture and that the execution, delivery and performance of such supplemental indenture has been duly authorized by all necessary corporate action of the Issuer and the Guarantor, as the case may be;

          (c)   the execution and delivery of the supplemental indenture do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of the Indenture;

          (e)   such supplemental indenture has been duly and validly executed and delivered by the Issuer or the Guarantor, as the case may be, and the Indenture together with such supplemental indenture constitutes a valid and binding obligation of the Issuer or the Guarantor enforceable against the Issuer or the Guarantor, as the case may be, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles; and

          (f)    the Indenture together with such amendment or supplement complies with the Trust Indenture Act.

          Such opinion may be subject to exceptions, limitations and qualifications, including with respect to the opinion in Section 9.07 (d) hereof (i) the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors and the judicial application of foreign laws or governmental actions affecting creditors' rights; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable. In addition, such Opinion of Counsel is not required to express an opinion with respect to whether acceleration of the Notes may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon or concerning the enforceability of the waiver of rights or defenses regarding stay, extension or usury laws.

ARTICLE X

GUARANTEE

        SECTION 10.01.    Guarantee.    Subject to the provisions of this Article X, the Guarantor hereby irrevocably and unconditionally guarantees to each Holder and to the Trustee on behalf of the Holders (i) the due and punctual payment of principal of and interest in full on each Note when and as the same shall become due and payable whether at Stated Maturity, by declaration of acceleration, redemption or otherwise and the due and punctual payment of all other sums stated in this Indenture and the Notes to be payable pursuant to this Indenture and the Notes, including, without limitation, any Additional Amounts; (ii) the due and punctual payment of interest on the overdue principal of and interest in full on the Notes, to the extent permitted by law; and (iii) the due and punctual performance of all other duties, agreements, covenants and obligations of the Issuer to the Holders or the Trustee, including without limitation the payment of fees, expenses, indemnification or other amounts, all in accordance with the terms of the Notes and this Indenture. The Guarantor hereby further agrees to pay any and all expenses (including reasonable fees and expenses of counsel) incurred by the Trustee or the Holders in enforcing any rights under the Guarantee.

        Each of the Issuer and the Guarantor hereby unconditionally waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest or notice with respect to the Notes or the Debt evidenced thereby and all demands whatsoever, and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, in this Indenture and pursuant to the Guarantee.

        The Guarantor further agrees that, as between the Guarantor, on the one hand, and Holders and the Trustee, on the other hand, (i) for purposes of the Guarantee, the maturity of the obligations guaranteed by such Guarantee may be accelerated as provided in Article VI, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed thereby, and (ii) in the event of any acceleration of such obligations (whether or not due and payable) such obligations shall forthwith become due and payable by the Guarantor for purposes of the Guarantee.

        The Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of principal of or interest on any of the Notes is rescinded or must otherwise be returned by the Holders or the Trustee upon the insolvency, bankruptcy or reorganization of the Issuer or the Guarantor, all as though such payment had not been made.

        The Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid by the Guarantor pursuant to the provisions of the Guarantee or this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments until the principal of and interest on all Notes issued hereunder shall have been paid in full.

        Where the context so requires in this Indenture, payments by the Guarantor under the Guarantee shall be construed to be payments on or in respect of the Notes.

        SECTION 10.02.    Obligations of the Guarantor Unconditional.    The Guarantor hereby agrees that its obligations hereunder shall be a guarantee of payment and shall be unconditional, irrespective of and unaffected by the validity, regularity or enforceability of the Notes or this Indenture, or of any amendment thereto or hereto, the absence of any action to enforce the same, the waiver or consent by any Holder or by the Trustee with respect to any provisions thereof or of this Indenture, the entry of any judgment against the Issuer or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

        SECTION 10.03.    Limitation of the Guarantor's Liability.    The Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the U.S. Uniform Fraudulent Conveyance Act, the U.S. Uniform Fraudulent Transfer Act or any similar law of the United States or any state thereof or any foreign jurisdiction. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocable agree that the obligations of the Guarantor under this Article X shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

        SECTION 10.04.    Application of Certain Terms and Provisions to the Guarantor.    (a) For purposes of any provision of this Indenture which provides for the delivery by the Guarantor of an Officer's Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 hereof shall apply to the Guarantor as if references therein to the Issuer were references to the Guarantor.

        (b)   Any request, direction, order or demand which by any provision of this Indenture is to be made by the Guarantor, shall be sufficient if evidenced by an Order; provided that the definition of such term in Section 1.01 hereof shall apply to the Guarantor as if references therein to the Issuer were references to the Guarantor.

        (c)   Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on the Guarantor may be given or served as described in Section 11.02 as if references therein to the Issuer were references to the Guarantor.

        (d)   Upon any demand, request or application by the Guarantor to the Trustee to take any action under this Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as are required in Sections 11.03 and 11.04 hereof as if all references therein to the Issuer were references to the Guarantor.

        SECTION 10.05.    Taxes.    The Guarantor shall pay Additional Amounts as required pursuant to Section 4.13 of this Indenture. The Guarantor shall pay and indemnify the Trustee and the Holders against all documentary, stamp or other similar taxes payable in connection with the execution, delivery or enforcement of this Guarantee. The obligations of the Guarantor under this Section 10.05 shall survive the termination of this Indenture and the Guarantee and the payment of all amounts under or with respect to this Indenture, the Guarantee and the Notes.

ARTICLE XI

MISCELLANEOUS

        SECTION 11.01.    Trust Indenture Act Controls.    If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

        SECTION 11.02.    Notices.    Any notice or communication shall be in the English language, in writing and delivered in person, mailed by first-class mail (postage prepaid) or transmitted via facsimile (if a facsimile number is given below), addressed as follows:

    (a)    if to the Issuer

    Mobile TeleSystems Finance, S.A.
    3 Avenue Pasteur
    L-231 Luxembourg
    Facsimile: 352-470-619

    (b)    if to the Guarantor

    Mobile TeleSystems OJSC
    4, Marksistskaya Street
    109147 Moscow
    Russian Federation
    Facsimile: +7 095 766 0100
    Attention: Vice President—Investments and Securities

    (c)    if to the Trustee

    JPMorgan Chase Bank
    4 New York Plaza
    15th Floor
    New York, New York 10004
    Facsimile: 212-623-6216/5
    With a copy to facsimile: +44 1202 34 7438

    (d)    if to the Luxembourg Paying Agent

    J.P. Morgan Bank Luxembourg S.A.
    5 Rue Plaetis
    L-2338 Luxembourg
    Facsimile: +352 4626 85380

        Any notice to the Issuer, Guarantor, Trustee or Luxembourg Paying Agent (i) if sent by mail as provided above, shall be deemed to have been given, made or served upon receipt, or (b) if given by facsimile transmission, when such facsimile is transmitted to the telephone number specified above and telephonic or written confirmation of receipt thereof is received by the sender.

        The Issuer, the Guarantor, the Trustee or the Luxembourg Paying Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications. Any notice or communication mailed to a Holder shall be sent to the Holder by first-class mail, postage prepaid, at the Holder's address as it appears in the Security Register and shall be duly given if so sent within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed to a Holder in the manner provided in this paragraph, it is duly given, whether or not the addressee receives it. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail to Holders, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

        Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        So long as the Notes are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange shall so require, notice shall also be given by publication in a leading newspaper of general circulation in Luxembourg.

        SECTION 11.03.    Certificate and Opinion as to Conditions Precedent.    Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee upon request: (a) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        SECTION 11.04.    Statements Required in Certificate or Opinion.    Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.12 hereof) shall include: (a) a statement that the individual making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

        SECTION 11.05.    Rules by Trustee, Paying Agent and Registrar.    The Trustee may make reasonable additional rules for action by or a meeting of Holders consistent with provisions of this Indenture, and any Registrar and Paying Agent may make reasonable rules for their functions; provided that no such rule shall conflict with terms of this Indenture or the Trust Indenture Act.

        SECTION 11.06.    Date of Payments.    If any payment on a Note is due on a Saturday, Sunday, legal holiday, or a day that is, in Moscow, Luxembourg or New York, a day on which banking institutions are authorized or obligated by law or executive order to close, then, in Moscow, Luxembourg or New York, such payment need not be made on such day but may be made on the next succeeding day that is not a Saturday, Sunday, legal holiday, or a day that is, in Moscow, Luxembourg or New York, a day on which banking institutions are authorized or obligated by law or executive order to close (a "business day"), with the same force and effect as if made on the date for such payment, and no interest will accrue for the period from and after the date for such payment.

        If a regular Record Date is a date that is not a business day, such Record Date shall not be affected.

        SECTION 11.07.    Governing Law.    (a) THIS INDENTURE, THE GUARANTEE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

        (b)   THE APPLICATION OF ARTICLES 86-94-8 OF THE LUXEMBOURG LAW ON COMMERCIAL COMPANIES OF 10TH AUGUST 1915 (AS AMENDED) HAS BEEN EXCLUDED IN RESPECT OF THE NOTES.

        SECTION 11.08.    No Recourse Against Others.    No director, officer, employee, incorporator or stockholder of the Issuer or the Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantor, as the case may be, under the Notes, the Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Issuer or the Guarantor, as the case may be. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

        SECTION 11.09.    Successors.    All agreements of each of the Issuer and the Guarantor in this Indenture and the Notes shall bind its successors and assigns whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns whether so expressed or not.

        SECTION 11.10.    Counterparts.    This Indenture may be executed in any number of counterparts and by the parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        SECTION 11.11.    Table of Contents; Headings.    The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

        SECTION 11.12.    Severability.    In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 11.13.    Further Instruments and Acts.    Upon request of the Trustee, the Issuer and the Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

        SECTION 11.14.    Jurisdiction.    (a) The Issuer and Guarantor each agrees that any suit, action or proceeding against the Issuer or the Guarantor brought by any Holder or the Trustee arising out of or based upon this Indenture, the Guarantee or the Notes may be instituted in any State or Federal court in the Borough of Manhattan in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Issuer and the Guarantor has appointed Puglisi & Associates, with offices on the date hereof at 850 Library Avenue, Suite 204, Newark, Delaware 19715 as its respective authorized agent (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture, the Guarantee or the Notes which may be instituted in any State or Federal court in The City of New York, New York, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Issuer and the Guarantor hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer and the Guarantor agree to take any and all commercially reasonable action, including the filing of any and all documents that may be reasonably necessary to continue each such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent in any manner permitted by applicable law shall be deemed, in every respect, effective service of process upon the Issuer and Guarantor, respectively.

        (b)   Notwithstanding paragraph (a) of this Section 11.14, any action involving the Issuer or the Guarantor arising out of or based upon this Indenture, the Guarantee or the Notes may be submitted to arbitration, as provided in Section 11.15 hereof.

        (c)   To the extent that either the Issuer or the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceedings, from jurisdiction of any court or from set-off or any legal process (whether service of process or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Issuer and the Guarantor hereby irrevocably waive and agree not to plead or claim such immunity in respect of their obligations under this Indenture.

        SECTION 11.15.    Arbitration.    (a) The Issuer and the Guarantor agree that any controversy, claim or cause of action brought by any party against any other party or arising out of or relating to this Indenture, the Guarantee or the Notes which cannot be settled amicably may be settled by arbitration in accordance with the Rules of the London Court of International Arbitration, which rules are deemed to be incorporated by reference into this Section 11.15. The place of the arbitration shall be London, England and the language of the arbitration shall be English. The number of arbitrators shall be three, appointed by the London Court of International Arbitration in accordance with its Rules. The arbitrators shall have no authority to award punitive or other damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Indenture, the Guarantee or the Notes. In no circumstances shall the Trustee be liable for any consequential, special or punitive damages in connection with its obligations hereunder.

        (b)   Fees of the arbitration (excluding each party's preparation, travel, attorneys' fees and similar costs) shall be borne in accordance with the decision of the arbitrators. The decision of the arbitrators shall be final, binding and enforceable upon the parties and judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that the failure of a party to comply with the decision of the arbitrators requires any other party to apply to any court for enforcement of such award, the non-complying party shall be liable to the other for all costs of such litigation, including reasonable attorneys' fees.

ARTICLE XII

PROVISIONS FOR MEETINGS OF HOLDERS OF NOTES

        SECTION 12.01.    Holders' Meetings.    (a) The Trustee may at any time call a meeting of the Holders by notice to the Holders not less than 30 days prior to such meeting, for the purpose of approving a modification or amendment to, or obtaining a waiver of, any provision of this Indenture or the Notes or to consider any other matter of common interest to the Holders. In addition, in case at any time the Issuer or the Guarantor pursuant to a Board Resolution, or the Holders of at least one-tenth in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of the Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first giving of the notice of such meeting within 20 days after receipt of such request, then the Issuer, the Guarantor or the Holders of the amount above specified may determine the time (not less than 30 days after notice is given) and may call such meeting by giving notice thereof as provided below. Any such meeting will be held in London.

        Meetings of Holders are subject to a first and second notice; the second to occur upon the failure of the first. Both the first and second notice convening a meeting of Holders may be made simultaneously, in which case the meeting convened by the second notice, upon the failure of the first, may be held within an hour of such failure. The quorum for the first notice will be persons holding or representing at least two-thirds in aggregate principal amount of Notes then outstanding (other than Notes held by the Issuer, the Guarantor, any Affiliate of the Issuer or the Guarantor, or the Trustee in its individual capacity). No business shall be transacted, unless a quorum is present when the meeting is called to order. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall be adjourned for a period of one hour and the quorum for the reconvened meeting shall be persons holding or representing at least a majority in aggregate principal amount of Notes then outstanding (other than Notes held by the Issuer, the Guarantor, any Affiliate of the Issuer or the Guarantor, or the Trustee in its individual capacity).

        If a meeting is being held pursuant to the written request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be held within 40 days from the date such written request is received by the Trustee or the Issuer, as the case may be. Notice of any meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by publication for five successive business days in leading newspapers having general circulation (i) in the Borough of Manhattan, City of New York, (ii) in Europe and (iii) in Luxembourg and as specified in the Notes, not less than 10 or more than 30 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Holders a person shall be (i) a Holder of one or more Notes as of the relevant record date determined pursuant to Section 1.05(e) or (ii) a person or persons appointed by an instrument in writing as proxy by such a Holder of one or more Notes (other than directors, officers or any employee of the Issuer, the Guarantor or any of their Affiliates). The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee, the Issuer or the Guarantor and their counsel.

        (b)   Any Holder who has executed an instrument in writing appointing a person or persons as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided, that such Holder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Except as otherwise provided in this Indenture, the Notes or any applicable law, any resolution passed or decision taken at any meeting of Holders duly held in accordance with this Section shall be binding on all the Holders whether or not present or represented at the meeting.

        (c)   Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders, in regard to the proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Notes entitled to vote at such meeting, in which case those and only those Persons who are Holders of Notes at the record date and time so fixed, or their proxies, will be entitled to vote at such meeting whether or not they will be such Holders at the time of the meeting.

        (d)   The Trustee shall, by any instrument in writing, appoint a person to act on its behalf as representative of the Holders to serve as chairperson of the meeting. If the Trustee fails to appoint such a person, then, another representative of the Holders shall be designated to act as chairperson of the meeting by vote of a majority in aggregate principal amount of the Notes represented at the meeting. A secretary of the meeting shall be elected by vote of the Holders or proxies of a majority in aggregate principal amount of the Notes represented at the meeting. At any meeting each Holder or proxy shall be entitled to one vote for each U.S.$1,000 principal amount of Notes held or represented by him; provided, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairperson of the meeting to be not outstanding. The chairperson of the meeting shall have no right to vote except as a Holder or proxy. Any meeting of Holders duly called at which a quorum is present may, upon motion of the chairperson, be adjourned once and reconvened within 30 days without further notice.

        (e)   Any duly passed resolution of Holders of Notes, and any instrument given by or on behalf of any Holder of a Note in connection with any consent to any modification, amendment or waiver of the Indenture or the terms and conditions of the Notes will be irrevocable once given and will be conclusive and binding on all subsequent Holders of such Notes. Any modifications, amendments or waivers to the terms and conditions of the Notes duly passed, in accordance with the requirements provided in paragraph (f) below, at a duly convened meeting of Holders of Notes will be conclusive and binding on all Holders of Notes, whether or not they voted in favor of such resolution or were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Notes.

        (f)    Subject to Section 9.02 of this Indenture, decisions shall be made by the affirmative vote of Holders of Notes or their proxies representing at least a majority in aggregate principal amount of the Notes represented at the meeting.

        (g)   The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or proxies and on which shall be inscribed the serial number or numbers of the Notes held or represented by them.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

MOBILE TELESYSTEMS FINANCE S.A., as Issuer
By:	/s/ D. SAPRYKIN
Name:	Dmitry Saprykin
Title:	Director
MOBILE TELESYSTEMS OJSC, as Guarantor
By:	/s/ N. TSEKHOMSKY
Name:	Nikolai Tsekhomsky
Title:	Chief Financial Officer
By:	/s/ R. KOLOMIETZ
Name:	Rayzia Kolomietz
Title:	Chief Accountant
JPMORGAN CHASE BANK, as Trustee, Registrar and Paying Agent
By:	/s/ J. PIKE
Name:	James Pike
Title:	Vice President

EXHIBIT A

FORM OF GLOBAL NOTE
FACE OF GLOBAL NOTE
Mobile TeleSystems Finance S.A.
GLOBAL NOTE
REPRESENTING 8.375% SENIOR NOTES DUE 2010
IN AN AMOUNT OF U.S. $[?]

CUSIP No.
Common Code No.
ISIN No.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [Reg S note: EUROCLEAR BANK S.A./N.V. ("EUROCLEAR") OR CLEARSTREAM BANKING, SOCIETE ANONYME ("CLEARSTREAM") [Rule I44A note: THE DEPOSITORY TRUST COMPANY] TO MOBILE TELESYSTEMS FINANCE S.A. OR A SUCCESSOR THEREOF OR THE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF [Reg S note: [name of common depositary]] [Rule 144A note: CEDE & CO.] OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [Reg S note: EUROCLEAR OR CLEARSTREAM] [Rule 144A note: THE DEPOSITORY TRUST COMPANY] (AND ANY PAYMENT HEREON IS MADE TO [Reg S note: [name of common depositary]] [Rule 144A note: CEDE & CO.] OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [Reg S note: EUROCLEAR OR CLEARSTREAM] [Rule 144A note: THE DEPOSITORY TRUST COMPANY]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [Reg S note: [name of common depositary]] [Rule 144A note: CEDE & CO.], HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO [Reg S note: EUROCLEAR OR CLEARSTREAM OR THE COMMON DEPOSITARY, OR NOMINEES OF EUROCLEAR OR CLEARSTREAM] [Rule 144A note: THE DEPOSITORY TRUST COMPANY OR NOMINEES OF THE DEPOSITORY TRUST COMPANY] OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.05 OF THE INDENTURE DATED AS OF OCTOBER 14, 2003, AS AMENDED OR SUPPLEMENTED, AMONG MOBILE TELESYSTEMS FINANCE S.A., AS ISSUER, MOBILE TELESYSTEMS OJSC, AS GUARANTOR AND JPMORGAN CHASE BANK, AS TRUSTEE (THE "INDENTURE"), PURSUANT TO WHICH THIS NOTE WAS ISSUED.

  [INCLUDE IF THIS GLOBAL NOTE IS A RULE 144A GLOBAL NOTE UNLESS, PURSUANT TO SECTION 2.05(i) OF THE INDENTURE, THE ISSUER DETERMINES THAT THE FOLLOWING LEGEND MAY BE REMOVED: THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES

  REGULATORY AUTHORITY OF ANY STATE. THE OFFER, SALE, PLEDGE OR TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS, INCLUDING THOSE SET FORTH IN THE INDENTURE. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS NOTE, ACKNOWLEDGES THAT THIS NOTE IS A "RESTRICTED SECURITY" THAT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF MOBILE TELESYSTEMS FINANCE S.A. (THE "ISSUER") AND MOBILE TELESYSTEMS OJSC (THE "GUARANTOR") THAT THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES AND ONLY (1) TO THE ISSUER, THE GUARANTOR OR AN AFFILIATE THEREOF (UPON REDEMPTION HEREOF OR OTHERWISE) OR (2) PURSUANT TO AND IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE OFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT.

BY ACCEPTANCE OF THIS NOTE BEARING THE ABOVE LEGEND, WHETHER UPON ORIGINAL ISSUANCE OR SUBSEQUENT TRANSFER, EACH HOLDER OF THIS NOTE ACKNOWLEDGES THE RESTRICTIONS ON THE TRANSFER OF THIS NOTE SET FORTH ABOVE AND AGREES THAT IT SHALL TRANSFER THIS NOTE ONLY AS PROVIDED HEREIN AND IN THE INDENTURE.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.]

        Mobile TeleSystems Finance S.A., a société anonyme organized under the laws of Luxembourg, for value received, hereby promises to pay to [Reg. S note: [Common Depository]] [Rule 144A note: CEDE & CO.], or its registered assigns, the principal sum indicated on Schedule A hereof, on October 14, 2010.

        Interest Payment Dates: April 14 and October 14, commencing April 14, 2004.

        Record Dates: The fifteenth calendar day prior to the relevant Interest Payment Date.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual or facsimile signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

        IN WITNESS WHEREOF, Mobile TeleSystems Finance S.A. has caused this Note to be duly executed.

Dated October 14, 2003
Mobile TeleSystems Finance S.A.
By:

Name:
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

JPMorgan Chase Bank
        as Trustee, certifies that this is one of
        the Notes referred to in the Indenture.

By:
                      Authorized Officer

Date of incorporation of the Issuer:	December 10, 2001
Date of publication of deed of incorporation of the Issuer:	March 29, 2002
Number of shares:	1,000
Nominal value:	U.S. $125
Aggregate amount of the Notes issued:	U.S. $400,000,000
Issue guaranteed by:	Mobile TeleSystems OJSC

Details of outstanding note issues prior to October 14, 2003:
December 2001	U.S. $250,000,000 10.95% notes due 2004, guaranteed by Mobile TeleSystems OJSC
March 2002	U.S. $50,000,000 10.95% notes due 2004, guaranteed by Mobile TeleSystems OJSC
January 2003	U.S. $400,000,000 9.75% notes due 2008, guaranteed by Mobile TeleSystems OJSC
August 2003	U.S. $300,000,000 Floating Rate notes due 2004, guaranteed by Mobile TeleSystems OJSC

REVERSE SIDE OF GLOBAL NOTE
Mobile TeleSystems Finance S.A.
GLOBAL NOTE
REPRESENTING 8.375% SENIOR NOTES DUE 2010

        1.    Indenture.

        This Note is one of a duly authorized issue of debt securities of the Issuer (as defined below) designated as its "8.375% Senior Notes Due 2010" (herein called the "Notes"), issued under an indenture dated as of October 14, 2003 supplemented from time to time, the "Indenture") among Mobile TeleSystems Finance S.A., as issuer (including any successors or assigns under the Indenture, the "Issuer"), Mobile TeleSystems OJSC, as guarantor (including any successors or assigns under the Indenture, the "Guarantor") and JPMorgan Chase Bank, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantor, the Trustee and each Holder of Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

        The Indenture restricts, among other things, the Issuer's and the Guarantor's ability to incur Debt, to incur Liens to secure Debt, to engage in Sale and Lease-Back Transactions, to merge or consolidate with any other Person, and to sell, transfer, lease, convey or otherwise dispose of substantially all of its or their properties or assets, and the Guarantor's ability to sell, transfer, lease, convey or otherwise dispose of certain assets.

        2.    Principal and Interest

        The Issuer promises to pay the principal amount set forth on Schedule A of this Note to the Holder hereof on October 14, 2010.

        The Issuer shall pay interest at an annual rate of 8.375%, from the Issue Date or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semi-annually in arrears on April 14 and October 14 in each year (each such date, an "Interest Payment Date"), commencing on April 14, 2004, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on the fifteenth calendar day prior to the relevant Interest Payment Date, as the case may be, whether or not a business day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.10 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If any payment on this Note is due on a day that is, in the City of New York or at any other place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, then, at each place of payment, such payment need not be made on such day but may be made on the next succeeding day that is not, in the City of New York or at such other place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment, and no interest will accrue for the period from and after such date.

        To the extent lawful, the Issuer shall pay interest on any (i) overdue principal of this Note, at the interest rate borne on this Note and (ii) Defaulted Interest (without regard to any applicable grace period), at the same rate. The Issuer's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Issuer's obligations pursuant to Section 3.04 of the Indenture or otherwise.

        3.    Method of Payment.

        The Issuer, through any Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Interest on this Note shall be paid to the registered Holder hereof at its registered address by U.S. dollar check drawn on a bank in The City of New York or, for Holders of at least $1,000,000 of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in The City of New York or in Europe, provided that a written request from the Holder to such effect designating such account is received by the Trustee or a Paying Agent no later than the Record Date. Unless such designation is revoked, any such designation made by such Person with respect to this Note will remain in effect with respect to any future payments with respect to this Note payable to such person. The Issuer will pay any administrative costs imposed by banks in connection with making payments by wire transfer.

        4.    Paying Agent and Registrar.

        Initially, the Trustee will act as Paying Agent and Registrar and J.P. Morgan Bank Luxembourg S.A. will act as the Luxembourg Paying Agent under the Indenture. The Issuer may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. Neither the Issuer, the Guarantor nor any Affiliate of the Issuer or the Guarantor may act as Registrar or Paying Agent with respect to this Note or the Notes generally.

        5.    Guarantee.

        This Note is entitled to the benefits of the Guarantee made for the benefit of the Holders of the Notes pursuant to Article X of the Indenture. The Guarantor has irrevocably and unconditionally guaranteed to each Holder and to the Trustee on behalf of the Holders (i) the due and punctual payment of principal of and interest in full on the Notes when and as the same shall become due and payable whether at Stated Maturity, by declaration of acceleration, redemption or otherwise and the due and punctual payment of all other sums stated in the Indenture and the Notes to be payable pursuant to the Indenture and the Notes, including, without limitation, any Additional Amounts; (ii) the due and punctual payment of interest on the overdue principal of and interest in full on the Notes, to the extent permitted by law; and (iii) the due and punctual performance of all other duties, agreements, covenants and obligations of the Issuer to the Holders or the Trustee, including without limitation the payment of fees, expenses, indemnification or other amounts, all in accordance with the terms of the Notes and the Indenture. The Guarantor has also agreed to pay any and all expenses (including reasonable fees and expenses of counsel) incurred by the Trustee or the Holders in enforcing any rights under the Guarantee, and has further agreed to indemnify Holders and the Trustee against all documentary, stamp or other similar taxes payable in connection with the execution, delivery or enforcement of the Guarantee.

        Pursuant to Section 4.07 of the Indenture, the Guarantor shall use its best efforts to obtain permission from the Central Bank of Russia to make payments in U.S. dollars under the Guarantee (the "CBR Permission") within 60 days after the Closing Date. In the event the Guarantor does not obtain the CBR Permission within 60 days after the Closing Date, the Holders of the Notes will have the right to redeem their Notes as set forth in Section 9 hereof and Section 4.10 of the Indenture.

        6.    Additional Amounts.

        All payments by the Issuer in respect of this Note and the Indenture and by the Guarantor in respect of the Guarantee and the Indenture will be made free and clear of and without deduction or withholding for or on account of any present or future taxes, duties, assessments, fees or other governmental charges ("Taxes") imposed or levied by or on behalf of Luxembourg, the Russian Federation, any jurisdiction from or through which a payment is made, or any political subdivision or taxing authority thereof or therein (each, a "Taxing Jurisdiction"), unless such withholding or deduction is required by law. If the Issuer is required to make any withholding or deduction for or on account of any Taxes from any payment made under or with respect to this Note, or if the Guarantor is required to make any withholding or deduction for or on account of any Taxes imposed by a Taxing Jurisdiction from any payment made under or with respect to the Guarantee, the Issuer (or, in respect of the Guarantee, the Guarantor) will pay as additional interest to the Holder of this Note such additional amounts (the "Additional Amounts") as may be necessary in order that every net payment made by the Issuer on this Note or by the Guarantor on the Guarantee after deduction or withholding for or on account of any Taxes will not be less than the amount then due and payable on this Note or the Guarantee. The foregoing obligation to pay Additional Amounts, however, will not apply to any (i) Taxes that would not have been imposed but for the existence of any present or former connection between the Holder of this Note and any Taxing Jurisdiction other than the mere receipt of such payment or the ownership or holding of this Note; (ii) Taxes that would not have been imposed but for the presentation by the Holder of this Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (iii) Taxes required to be deducted or withheld by any Paying Agent from a payment on this Note or the Guarantee, if such payment can be made without deduction or withholding by any other Paying Agent; (iv) Taxes that would not have been imposed but for the failure of the Holder to comply with the Issuer's written request addressed to the Holder at least 60 days prior to the relevant payment to provide information with respect to any reasonable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the Holder of such Note; (v) Taxes imposed on a payment to an individual that are required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusion of the ECOFIN Council meeting of 26-27 November 2000 (including the Directive adopted on June 3, 2003) or any law implementing or complying with, or introduced in order to conform to, such Directive; or (vi) estate, inheritance, gift, sale or excise tax.

        7.    Redemption for Tax Reasons.

        This Note may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days' notice in accordance with Article III of the Indenture at the principal amount hereof, together with any Additional Amounts and interest accrued to the date fixed for redemption, if (a) the Issuer or the Guarantor has or will become obligated to pay Additional Amounts as described in Section 6 of this Note and in Section 4.13 of the Indenture as a result of any change in, or amendment to, the laws, treaties, rulings or regulations of any Taxing Jurisdiction, or any change in, or amendment to the application or official interpretation of such laws, treaties, rulings or regulations, including a holding by a court of competent jurisdiction, which change or amendment becomes effective on or after October 14, 2003 (or in the case of Additional Amounts that a successor to the Guarantor or the Issuer is obligated to pay, the date on which that successor became such pursuant to the Indenture); provided that in the case of Additional Amounts payable by the Guarantor arising from an imposition or levy of Taxes by the Russian Federation or any political subdivision or taxing authority thereof on amounts paid under the Guarantee, the Taxes are imposed or levied at a rate in excess of 30% on the gross amount payable under the Guarantee, and (b) such obligation cannot be avoided by the Issuer or the Guarantor taking reasonable measures available to it; provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer or the Guarantor would be obliged to pay such Additional Amounts were a payment in respect of this Note then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee an Officer's Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and an Opinion of Counsel of recognized international standing to the effect that the Issuer has or will become obligated to pay such Additional Amounts as a result of such change or amendment.

        This Note may be redeemed pursuant to this Section only if all Notes are simultaneously so redeemed.

        If money in an amount sufficient to pay the Redemption Price of all Notes to be redeemed on the Redemption Date pursuant to this Section 7 is deposited with a Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes to be redeemed on the applicable Redemption Date will cease to accrue.

        8.    Redemption upon a Change in Control.

        If a Change in Control occurs, the Holder of this Note will have the right to require the Issuer to redeem it at a Redemption Price equal to 101% of the principal amount hereof plus accrued interest.

        Within 30 days after the occurrence of a Change in Control, the Issuer will deliver to the Holders, the Trustee and the Luxembourg Paying Agent notice of the Change in Control and of the resulting redemption right. Upon receipt by the Trustee or the Luxembourg Paying Agent (for so long as the Notes are listed on the Luxembourg Stock Exchange) from a Holder, on or before the 30th day after the date of the Issuer's notice referred to in the previous sentence, of (a) a properly completed notice in the form specified by the Indenture and (b) this Note, the Issuer will redeem this Note no earlier than 30 and no later than 60 days after the date of the Issuer's notice of the Change in Control.

        The Holder of this Note may not exercise its right to require the Issuer to redeem it pursuant to this Section 8 in the event the Issuer has already exercised its option to redeem this Note in accordance with Section 7 hereof.

        9.    Redemption upon a Failure by MTS to Obtain the CBR Permission

        If the Guarantor does not, within 60 days after the Closing Date, obtain the CBR Permission the Holder of this Note will have the right to require the Issuer to redeem it at a Redemption Price equal to 101% of the principal amount hereof plus accrued interest pursuant to and subject to the terms of the next paragraph.

        If the Guarantor has not, within 60 days after the Closing Date, obtained the CBR Permission, the Issuer will deliver to the Holders notice (a) that the Guarantor has not obtained such permission and (b) of the resulting redemption right which must be exercised prior to the date on which the Guarantor obtains the CBR Permission. Upon receipt by the Trustee or the Luxembourg Paying Agent (for so long as the Notes are listed on the Luxembourg Stock Exchange), from a Holder, on or before any Interest Payment Date but prior to the date of receipt of the CBR Permission (the "CBR Permission Tender Date") of (a) a properly completed notice in the form specified by the Indenture and (b) this Note, the Issuer will redeem the Note no later than 7 business days after the relevant CBR Permission Tender Date on or before which the Note was tendered.

        The Issuer may not exercise the right to redeem a Holder's Notes pursuant to Section 7 in the event such Holder has already exercised its right to require the Issuer to redeem it in accordance with this Section 9.

        10.    The Global Note.

        So long as this Global Note is registered in the name of the [Rule 144A Note: Depositary] [RegS Note: Common Depositary] or a nominee or successor thereof, members of, or account holders or participants in (the "Agent Members") the [Rule 144A Note: Depositary] [RegS Note: Common Depositary] shall have no rights under the Indenture with respect to this Global Note held on their behalf by the [Rule 144A Note: Depositary] [RegS Note: Common Depositary] or the Trustee as its custodian, and the [Rule 144A Note: Depositary] [RegS Note: Common Depositary] may be treated by the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee as the absolute owner of this Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Issuer, the Guarantor, the Trustee or any agent of the Issuer, the Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the [Rule 144A Note: Depositary] [RegS Note: Common Depositary] or (ii) impair, as between the [Rule 144A Note: Depositary] [RegS Note: Common Depositary] and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in the Notes.

        The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members of the [Rule 144A Note: Depositary] [RegS Note: Common Depositary] and Persons that may hold interests in this Global Note through such Agent Members, to take any action which a Holder of Notes is entitled to take under the Indenture or the Notes.

        Whenever, as a result of an exchange for Certificated Notes, this Global Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Note will be equal to the portion not redeemed, repurchased or exchanged and the Trustee shall thereafter return this Global Note to such Holder; provided that this Global Note shall be in a principal amount of $1,000 or integral multiples thereof.

        11.    Transfer and Exchange.

        A Holder may transfer or exchange Notes as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes, fees and expenses required by law or permitted by the Indenture.

        12.    Denominations.

        The Notes are issuable only in fully registered form without coupons in minimum denominations of $1,000 and integral multiples thereof.

        13.    Unclaimed Money.

        Any funds paid by the Issuer to the Trustee or any Paying Agent in trust for the payment of the principal, interest or Additional Amounts on this Note that remains unclaimed for two years after the date upon which such payment shall have become due, shall be promptly repaid to the Issuer without interest upon receipt by the Trustee of an Order to that effect; provided, however, that the Issuer shall cause to be published at least once in a newspaper of general circulation in The City of New York and in Europe or mailed to the Holder of this Note entitled to such unclaimed funds, notice that such funds remain unclaimed and that, after a date specified therein, which shall be a date not less than 30 days from the date of such publication or mailing, any unclaimed balance of such money remaining as of such date shall be repaid to the Issuer without interest. Holders shall not be entitled to receive interest on such unclaimed funds under any circumstances. After repayment to the Issuer, the Holder of this Note entitled to such unclaimed funds shall look only to the Issuer for payment without interest thereon, as an unsecured general creditor, and the Issuer shall not be liable to pay any taxes or other duties in connection with any such payment. The Trustee and the Paying Agent, subject to applicable law, shall have no further liability with respect to any such money repaid to the Issuer, and the Issuer shall not be a trustee in respect of such funds. Notwithstanding any other provision of this Section and unless otherwise provided by applicable law, the right to receive payment of principal of this Note (whether at maturity, redemption or otherwise) will become void at the end of 10 years from the relevant date thereof (or such shorter period as may be prescribed by applicable law).

        14.    Amendment, Waiver.

        Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default and its consequences may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Issuer, the Guarantor and the Trustee may amend the Indenture or the Notes: (i) to evidence the succession of another Person to the Issuer or the Guarantor and the assumption by such successor of the covenants of the Issuer and the Guarantor under the Indenture and contained in the Notes; (ii) to add additional covenants or to surrender rights and powers conferred on the Issuer or Guarantor; (iii) to add any additional Events of Default; (iv) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (v) to secure the Notes; (vi) to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, or the Trust Indenture Act of 1939, as amended; (vii) to issue Additional Notes; (viii) to cure any ambiguity, omission or defect in the Indenture, or to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein; or (ix) to add any other provisions with respect to matters or questions arising under the Indenture or to modify, alter, amend or supplement the Indenture in any other manner, provided that such actions shall not adversely affect the legal rights of the Holders.

        15.    Defaults and Remedies.

        Under the Indenture, Events of Default include: (i) a default for 15 calendar days in payment of interest or Additional Amounts on any Note when due and payable; (ii) default in payment of principal of any Note when due and payable at Maturity; (iii) failure by the Issuer to comply with its obligations under Section 4.09 or Section 4.10 of the Indenture; (iv) failure by the Issuer or the Guarantor to comply with any of its other agreements or covenants in, or provisions of, the Guarantee, the Indenture or the Notes for 30 days after written notice by the Trustee to the Issuer and the Guarantor or after written notice by Holders of at least 25% in aggregate principal amount of the Notes then outstanding to the Issuer, the Guarantor and the Trustee; (v) a default under any Debt of the Issuer, the Guarantor or any Subsidiary of the Guarantor (other than the Notes) or under any indenture or other instrument under which any such Debt has been issued or by which it is governed and the expiration of the applicable period of grace, if any, contained in any such Debt, which in the aggregate exceeds U.S.$5 million (or the equivalent in other currencies), which default (A) results in the acceleration of the payment of such Debt or (B) has not been cured or waived and constitutes the failure to make any payment of principal or interest on such Debt when due, after the expiration of any applicable grace period; (vi) a final action resulting in the suspension for more than 30 days or loss of any of (A) the Guarantor's GSM 900 or 1800 licenses for the Moscow license area; (B) Telecom XXI's GSM 900 or 1800 licenses for the St. Petersburg license area; (C) Kuban GSM's GSM 900 or 1800 licenses for the Krasnodar license area; or (D) UMC's GSM 900 or 1800 licenses for the Ukraine license area, in each case other than, in the case of the Guarantor's, Telecom XXI's Kuban GSM's or UMC's merger or consolidation or a sale of the Guarantor's, Telecom XXI's Kuban GSM's or UMC's assets and properties substantially as a whole in a transaction permitted under Section 5.01(a) hereof, a loss where the relevant license is issued within 30 days to the Guarantor, the Successor of the Guarantor, Telecom XXI, Kuban GSM or UMC's, or any of the Guarantor's or Successor's Subsidiaries); (vii) the reassignment to other users (other than one of the Guarantor's Subsidiaries), cancellation or other loss of any of the Guarantor's, Telecom XXI's, Kuban GSM's or UMC's assigned spectrum allocations, other than as would not have a material adverse effect on the business, financial condition or results of operations of the Guarantor and its Subsidiaries as a whole; (viii) the express transfer, sale or lease by (A) the Guarantor of any of its GSM 900 or 1800 licenses for the Moscow license area, (B) Telecom XXI of any of its GSM 900 or 1800 licenses for the St. Petersburg license area; (C) Kuban GSM of any of its GSM 900 or 1800 licenses for the Krasnodar license area; or (D) UMC's GSM 900 or 1800 licenses for the Ukraine license area, regardless of whether such transfer, sale or lease is permitted by law, other than in a merger, consolidation, transfer, sale or lease described in and meeting the conditions set forth in Section 5.01(a) of the Indenture, or that would not have a material adverse effect on the business, financial condition or results of operations of the Guarantor and its Subsidiaries as a whole; (ix) the American Depositary Shares representing the common stock of the Guarantor are no longer listed on the New York Stock Exchange or such listing is suspended for more than 15 days, where such de-listing or suspension is due to the Guarantor's failure to satisfy its obligations under its listing agreement with the New York Stock Exchange; (x) certain events of bankruptcy or insolvency with respect to the Issuer, the Guarantor or any Significant Subsidiary; (xi) the rendering against the Issuer, the Guarantor or any Subsidiary of the Guarantor of a judgment, decree or order for the payment of money in excess of U.S.$10 million, and the continuance of such judgment, decree or order unsatisfied and in effect for a period of 60 days without a stay of execution; and (xii) if the Guarantee ceases to be (or is claimed by the Guarantor in writing not to be) in full force and effect.

        If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding, subject to certain limitations set forth in the Indenture, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

        Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the Notes then outstanding, by written notice to the Issuer, the Guarantor and the Trustee may rescind any declaration of acceleration and its consequences if certain conditions are met, as more fully set forth in the Indenture. No such recission shall affect any subsequent Default or impair any right consequent thereto.

        16.    Individual Rights of Trustee.

        Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantor or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

        17.    No Recourse Against Certain Others.

        No director, officer, employee, incorporator or stockholder of the Issuer or the Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Issuer or the Guarantor, as the case may be. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

        18.    Reports.

        The Guarantor shall (i) file within the Commission and furnish to the Trustee, within 180 days of the end of each fiscal year, an annual report on Form 20-F (or any successor form) containing the information required to be contained therein (or in such successor form, regardless of whether the Guarantor is then required to file a Form 20-F under the rules promulgated by the Commission, (ii) make public and furnish to the Trustee, within 120 days of the end of each fiscal year, reports for the fourth quarter of such fiscal year containing its consolidated balance sheet, statement of operations and cash flow statement prepared in accordance with U.S. GAAP (but excluding footnotes) and a discussion by its management highlighting critical financial developments during the fourth quarter; and (iii) submit to the Commission or otherwise make public and furnish to the Trustee, within 60 days of the end of the first three fiscal quarters of each fiscal year, quarterly reports on Form 6-K (or any successor form) containing its consolidated balance sheet, statement of operations and cash flow statement prepared in accordance with U.S. GAAP (but excluding footnotes) and a discussion by its management highlighting critical financial developments during the period. In addition, the Guarantor has agreed that, during any period in which the Issuer is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, it will provide to each Holder of the Notes (or holder of a beneficial interest therein) and to each prospective purchaser of the Notes (as designated by such Holder or holder of a beneficial interest), upon the request of such Holder, prospective purchaser or holder of a beneficial interest, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

        19.    Authentication.

        This Note shall not be valid until an authorized signatory of the Trustee manually or in facsimile signs the certificate of authentication on the other side of this Note.

        20.    Abbreviations.

        Customary abbreviations may be used in the name of a Holder of Notes or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

        21.    CUSIP, Common Code and ISIN Numbers.

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP, Common Code or ISIN numbers, as applicable, to be printed on the Notes and has directed the Trustee to use such numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        22.    Governing Law.

        THE INDENTURE, THE GUARANTEE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

* * *

        The Issuer will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

Mobile TeleSystems Finance S.A. 3 Avenue Pasteur L-2311 Luxembourg

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

        The initial principal amount at maturity of this Note shall be $                        . The following decreases/increases in the principal amount in denominations of integral multiples of $1,000 at maturity of this Note have been made:

Date of Decrease/ Increase	Decrease in Principal Amount at Maturity	Increase in Principal Amount at Maturity	Total Principal Amount at Maturity Following such Decrease/ Increase	Notation Made by or on Behalf of Trustee

ASSIGNMENT

(To be executed by the registered Holder
if such Holder desires to transfer this Note)

        FOR VALUE RECEIVED                        hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER OF TRANSFEREE

(Please print name and address of transferee)

this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint                        Attorney to transfer this Note on the Security Register, with full power of substitution.

Dated:

Signature of Holder:	Signature Guaranteed:

        NOTICE:    The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

EXHIBIT B

RULE 144A GLOBAL NOTE TRANSFER CERTIFICATE

FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER FROM
RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE
(Exchanges or transfers pursuant to Section 2.05(b)(i) of the Indenture)

JPMorgan Chase Bank
    as Registrar
4 New York Plaza
15th Floor
New York, New York 10004

  Re:
  Mobile TeleSystems Finance, S.A.
   8.375% Senior Notes Due 2010 (the "Notes")

        Reference is hereby made to the Indenture dated as of October 14, 2003 (the "Indenture") among Mobile TeleSystems Finance, S.A., as Issuer, MTS, as Guarantor, JPMorgan Chase Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        This letter relates to U.S.$                        principal amount of Notes which are held as a beneficial interest in the Rule 144A Global Note (CUSIP No.                         ) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in the Regulation S Global Note (CUSIP No.                         ).

        In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Notes and the Indenture and (i) with respect to transfers made in reliance on Regulation S under the Securities Act, the Transferor does hereby certify that:

          (1)   the offer of the Notes was not made to a person in the United States,

          [(2)  at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,]*

*
Insert one of these two provisions, which are derived from the definition of "offshore transaction" in Regulation S.

B-1

          [(2)  the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]**

          (3)   no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

          (4)   the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) does hereby certify that the Notes being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantor and the Initial Purchasers named in the Purchase Agreement.

[Insert Name of Transferor]
By:
Name: Title:
Dated:

cc: Mobile TeleSystems Finance S.A.

**
Insert one of these two provisions, which are derived from the definition of "offshore transaction" in Regulation S.

B-2

EXHIBIT C

REGULATION S GLOBAL NOTE TRANSFER CERTIFICATE

FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER FROM
REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE
(Exchanges or transfers pursuant to Section 2.05(b)(ii) of the Indenture)

JPMorgan Chase Bank
    as Registrar
4 New York Plaza
15th Floor
New York, New York 10004

  Re:
  Mobile TeleSystems Finance, S.A.
  8.375% Senior Notes Due 2010 (the "Notes")

        Reference is hereby made to the Indenture dated as of October 14, 2003 (the "Indenture") among Mobile TeleSystems Finance, S.A., as Issuer, MTS, as Guarantor, JPMorgan Chase Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        This letter relates to U.S. $                                           principal amount of Notes which are held as a beneficial interest in the Regulation S or Unrestricted (as the case may be) Global Note (CUSIP No.                        ) with [Euroclear] [Clearstream]* (Common Code                        ) through the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest in the Notes for an interest in the Rule 144A Global Note.

*
Select appropriate depositary.

        In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred pursuant to and in accordance with Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and that transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and has been informed by the Transferor that the transfer is being made in reliance on Rule 144A under the Securities Act, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantor and the Initial Purchasers named in the Purchase Agreement.

[Insert Name of Transferor]
By:
Name: Title:
Dated:

cc: Mobile TeleSystems Finance, S.A.

C-1

EXHIBIT D

Form of Notice of Redemption at the Option of the Holder

ELECTION OF HOLDER TO REQUIRE REDEMPTION

        1.     Pursuant to Section [4.09][4.10] of the Indenture, the undersigned hereby elects to have this Note redeemed by the Issuer.

        2.     The undersigned hereby directs the Trustee or the Issuer to pay it or                        an amount in cash, equal to 101% of the principal amount of this Note, plus interest accrued to the Redemption Date, as provided in the Indenture.

Dated:

Signature
Signature Guaranteed

NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

D-1

QuickLinks

  Exhibit 4.1
CROSS-REFERENCE TABLE(1)
RECITALS
ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
ARTICLE II THE NOTES
ARTICLE III REDEMPTION
ARTICLE IV COVENANTS
ARTICLE V RESTRICTIONS ON MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS
ARTICLE VI DEFAULTS AND REMEDIES
ARTICLE VII TRUSTEE
ARTICLE VIII DEFEASANCE
ARTICLE IX AMENDMENTS
ARTICLE X GUARANTEE
ARTICLE XI MISCELLANEOUS
ARTICLE XII PROVISIONS FOR MEETINGS OF HOLDERS OF NOTES
EXHIBIT A
SCHEDULE A SCHEDULE OF PRINCIPAL AMOUNT
ASSIGNMENT (To be executed by the registered Holder if such Holder desires to transfer this Note)
EXHIBIT B RULE 144A GLOBAL NOTE TRANSFER CERTIFICATE
EXHIBIT C
EXHIBIT D